As filed with the Securities and Exchange Commission on November 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

LUOKUNG TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District,

Beijing People’s Republic of China 100020

(86) 10-65065217

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Worldwide Stock Transfer LLC

One University Plaza, Suite 505

Hackensack, New Jersey 07601

(201) 820-2008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form F-3 (the “Registration Statement”) of Luokung Technology Corp. (the “Company”) is being filed because the Company is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended), because the worldwide market value of its outstanding ordinary shares held by non-affiliates was less than $700 million during the 60-day period preceding the most recent determination date and as such, the Company may no longer rely on its previous Registration Statement on Form F-3ASR (Registration No. 333-258976) (the “Prior Registration Statement”). The Company is filing the Registration Statement for the purposes of (i) carrying-forward shares registered on the Prior Registration Statement, (ii) registering additional ordinary shares issuable upon the exercise of outstanding warrants of the Company and (iii) making certain other amendments.

Pursuant to Rule 415(a)(5) under the Securities Act, the registrant and the selling stockholders may continue to offer and sell securities previously registered on the Prior Registration Statement that have not been issued and sold by the registrant (such unsold securities, the “Previously Registered Unsold Securities”) under the Prior Registration Statement until the earlier of the effective date of this Registration Statement and August 20, 2024.

The Registration Statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale of up to $300,000,000 of the Company’s ordinary shares, preferred shares, debt securities, warrants, subscription rights and units; and

●	a prospectus supplement that, together with the accompanying base prospectus, covers (i) up to 57,015,024 ordinary shares of the Company issuable upon exercise of outstanding warrants of the Company and (ii) up to 10,000,000 ordinary shares of the Company eligible for resale by a selling shareholder.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The prospectus supplement relating (i) to the 57,015,024 ordinary shares issuable upon the exercise of outstanding warrants and (ii) the 10,000,000 ordinary shares eligible for resale by a selling shareholder immediately and sequentially follows the base prospectus. The 67,015,024 ordinary shares that may be offered, issued and sold pursuant to that prospectus supplement are not included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2022

PROSPECTUS

$300,000,000

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

LUOKUNG TECHNOLOGY CORP.

The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer, issue and sell from time to time our securities, including in the form of ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, the selling shareholders named herein may offer, from time to time and in one or more offerings, ordinary shares.

We refer to our ordinary shares, preferred shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we or the selling shareholders sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We and the selling shareholders may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “LKCO”. On October 28, 2022, the last reported price of our ordinary shares on The NASDAQ Capital Market was $0.17 per ordinary share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We are a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conducted the majority of our business through our wholly-owned or majority-owned subsidiaries and certain business through our operating entities established in the People’s Republic of China, or the PRC, primarily our VIEs. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIEs, instead we receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares that currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and contractual arrangements, see “Corporate Structure” on page 5.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIEs and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may be unable to direct the operations of our consolidated VIEs in the future, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and may need to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including revoking our business and operating licenses, levying fines on us, confiscating any of our income that they deem to be obtained through illegal operations, shutting down our services, discontinuing or restricting our operations in China, imposing conditions or requirements with which we may not be able to comply, requiring us to change our corporate structure and contractual arrangements, restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIEs’ business and operations and taking other regulatory or enforcement actions that could be harmful to our business

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will rely on the performance by the VIEs and its shareholders of their obligations under the contracts to direct the operation of the VIEs. As such, the shareholders of VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Our current auditor, MSPC Certified Public Accountants and Advisors, a Professional Corporation (“MSUSA”) issued an audit report on the financial statements for the fiscal year ended December 31, 2021 contained in the Annual Report of Foreign Private Issuer on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 17, 2022 (the “Form 20-F for 2021”). As auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (the “PCAOB”), our current auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our current auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

Our Holding Company Structure and Contractual Arrangements with the Consolidated VIEs and their Respective Individual Shareholders

We are not a Chinese operating company, but a British Virgin Islands holding company with operations conducted by our subsidiaries and through contractual arrangements with variable interest entities (“VIEs”) based in China. This structure involves unique risks to investors. The VIE structure enables investors to share economic interests in China-based companies in sectors where foreign direct investment is prohibited or restricted under laws and regulations in the Chinese mainland, and investors in our ordinary shares may never hold equity interests in the Chinese operating company. In addition, the legality and enforceability of the contractual agreements between our PRC subsidiaries, the VIEs, and their nominee shareholders, as a whole, have not been tested in court. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we have listed, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors – If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may materially reduce the value of our ordinary shares” for a more detailed discussion of risks we face as a result of our VIE structure.

The contractual arrangements with the consolidated VIEs may not be as effective as ownership in ensuring receiving economic benefits from the business operations in the PRC and we may incur substantial costs to enforce the terms of the arrangements. See “Risk Factors - Risks Related to Our Corporate Structure – If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may materially reduce the value of our ordinary shares.”

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. Investors may never directly hold equity interests in the VIEs. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with the PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIEs, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our British Virgin Islands holding company with respect to its contractual arrangements with the VIEs and their respective shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors - Risks Related to Doing Business in China – PRC laws and regulations govern our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in and uncertainties with respect to such PRC laws and regulations may materially and adversely affect our business.”

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law of the PRC, (the “Foreign Investment Law”), which came into effect on January 1, 2020. The Foreign Investment Law replaced the Law on Sino-Foreign Equity Joint Ventures, the Law on Sino-Foreign Contractual Joint Ventures and the Law on Wholly Foreign-Owned Enterprises as the legal foundation for foreign investments in China. The Foreign Investment Law stipulates certain forms of foreign investment, which do not include the contractual arrangements as a form of foreign investment but stated that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. There are uncertainties in determining whether our contractual arrangements constitute foreign investments and there is no guarantee that the VIE contractual arrangements and the business of the VIEs and their subsidiaries will not be materially and adversely affected in the future.

Rules and regulations in China can change quickly with little advance notice and the PRC government may intervene or influence a registrant’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. It is uncertain whether any new PRC laws, rules or regulations affecting the VIE structure will be adopted or if adopted, what they would provide. See “Risk Factors - Risks Related to Doing Business in China - PRC laws and regulations govern our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in and uncertainties with respect to such PRC laws and regulations may materially and adversely affect our business.” There can be no assurance that the VIE arrangements will be deemed by the relevant governmental or judicial authorities to be in compliance with the existing or future applicable PRC laws and regulations, or the relevant governmental or judicial authorities may in the future interpret the existing laws or regulations with the result that the contractual arrangements will be deemed to be in compliance of the PRC laws and regulations.

Our subsidiaries and the VIEs face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For instance, we face risks and uncertainties associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of the VIEs, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, see “Risk Factors - Risks Related to Doing Business in China.”

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Risk Factors - Risks Related to Doing Business in China.”

As of the date of this Annual Report, neither we nor the VIEs have been involved in any investigations initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction for the business operation, accepting foreign investment or listing on the Nasdaq Stock Market. However, since these statements and regulatory actions by China’s government are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. See “Risk Factors - Risks Related to Doing Business in China - “PRC laws and regulations govern our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in and uncertainties with respect to such PRC laws and regulations may materially and adversely affect our business.” These risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares.

Permissions Required from the PRC Authorities for Our Operations

We conduct our business primarily through our subsidiaries, including the VIEs, in China. Our operations in China are governed by PRC laws and regulations. As of the date of this Annual Report, neither we nor the VIEs have been involved in any investigations initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the Standing Committee of the National people’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us, our subsidiaries, the VIEs or their subsidiaries to obtain permissions from PRC regulatory authorities to approve the VIE operations.

According to Article 7 of the Measures of Cybersecurity Review (the New CAC Measures”) which was promulgated by the Cyber Administration of China, together with 12 other departments on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to take measures to prevent and mitigate risk, and such measures could cause disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. The New CAC Measures do not apply to the Company or any of its subsidiaries or VIEs as of the date of this annual report. The Company and any of its subsidiaries or VIEs are not critical information infrastructure operators purchasing network products and services or online platform operators carrying out data processing activities that affect or may affect national security. We hold less than 1 million users’ personal information. We believe we are not subject to the cybersecurity review under the New CAC Measures. As of the date of this report, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. We believe that we are compliant with the regulations or policies that have been issued by the CAC as of the date of this annual report. As of the date of this Annual Report, for entities that have been listed overseas before the implementation of the New CAC Measures and intend to issue additional shares rather than doing a public listing, the New CAC Measures do not clearly stipulate that such entities or their subsidiaries, as network platform operators, shall report to Cybersecurity Review Office for cybersecurity review. The New CAC Measures remain unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best of our knowledge, as of the date of this Annual Report, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to file their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

In addition, as of the date of this Annual Report, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, our subsidiaries and the VIEs in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future.

If we, our subsidiaries, or the VIEs (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, our ability to offer securities to investors could be significantly limited or completely hindered and our securities may substantially decline in value or be worthless. If it is determined in the future that the approval of the CSRC, the Cyberspace Administration of China or any other regulatory authority is required, we may face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations, as well as the trading price of our securities. The CSRC, the Cyberspace Administration of China or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any securities offering we may undertake in the future. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals in the future, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Our current auditor, MSPC Certified Public Accountants and Advisors, a Professional Corporation (“MSUSA”) issued an audit report on the financial statements for the fiscal year ended December 31, 2021 contained in the Form 20-F for 2021 . As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our current auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our current auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the Holding Foreign Companies Accountable Act (the “HFCAA”) to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On May 20, 2020, the U.S. Senate passed the HFCAA, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and that as a result, the time before our securities may be prohibited from trading or delisted would be reduced. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. Our auditor is headquartered in Irvine, California and will be inspected by the PCAOB on a regular basis. Our auditor is not subject to the Determination. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is also subject to inspection by PCAOB. The recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any actions, proceedings, or new rules to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                          , 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell up to an aggregate of $300,000,000 of our securities described in this prospectus in one or more offerings.

In addition, under this procedure, the selling shareholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 67,015,024 of our ordinary shares.

Each time we offer our securities or the selling shareholders offer and sell our ordinary shares, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements or free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Please read carefully both this prospectus and any prospectus supplement or free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement or free writing prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, unless we indicate otherwise, “we”, “us”, “our”, “the Company” and “Luokung” refer to Luokung Technology Corp., as consolidated with its various subsidiaries. References to “variable interest entities” or “VIEs” refer to Beijing Zhong Chuan Shi Xun Technology Limited, eMapgo Technologies (Beijing) Co., Ltd. and Beijing BotBrain AI Technology Co., Ltd. References to “ordinary shares”, “preference shares”, “warrants” and “share capital” refer to the ordinary shares, preference shares, warrants and share capital, respectively, of Luokung.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above mentioned data. Unless otherwise indicated in the prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

BUSINESS DESCRIPTION

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a British Virgin Islands limited liability company (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Softech, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Superengine Holding Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Superengine”), pursuant to which LK Technology acquired all of the issued and outstanding shares of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which was paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

On August 28, 2019, the Company entered into a Share Purchase Agreement, pursuant to which the Company will acquire 100% of the equity interests of Saleya Holdings Limited (“Saleya”) from Saleya’s shareholders for an aggregate purchase price of approximately $120 million. On March 17, 2021, the Company completed the acquisition of 100% equity interest in Saleya for a consideration of (i) a cash amount of $102 million (RMB666 million), (ii) 9,819,926 LKCO ordinary shares and (iii) 1,500,310 LKCO preferred shares pursuant to a supplemental agreement dated February 24, 2021. The main operating subsidiary, eMapgo Technologies (Beijing) Co., Ltd. is a provider of navigation and electronic map services in China, as well as a provider of Internet map services and geographic information system engineering. The acquisition enables us to develop our smart transportation business, including autonomous driving and vehicle-road collaboration (V2X). From April 2021 to December 2021, Saleya contributed $9.1 million to smart transportation revenue and incurred a net loss of $4.5 million.

On May 10, 2019 and November 6, 2020, the Company entered into a Stock Purchase Agreement and The Supplementary Agreement to Stock Purchase Agreement with the shareholders of Botbrain AI Limited (“Botbrain”), a limited liability company incorporated under the laws of the British Virgin Islands, pursuant to which the Company acquired 67.36% of the issued and outstanding shares of Botbrain for an aggregate purchase price of $2.5 million (RMB 16.4 million), of which $1.5 million (RMB 9.6 million) was to be paid in cash to obtain 20% of Botbrain and the Company issued 1,789,618 ordinary shares to acquire the remaining 47.36% of Botbrain. The closing of the acquisition was completed on December 4, 2020.

On November 13, 2019, the Company entered into a Share Subscription Agreement with Geely Technology Group Co., Ltd. (“Geely Technology”) to issue 21,794,872 series A preferred shares at a purchase price of $1.95 per share for an aggregate purchase price of $42,500,000. Per the terms of the agreement, the Company recognized $32,910,257 as a loan. The Company received $21,743,857 as of December 31, 2019 and the remaining amount was received in January 2020. Geely Technology may request the repayment after November 2020, under such circumstance, the Company shall pay it back in January of 2021. On December 24, 2020, Geely Technology sent a notice of redemption. The Company is in negotiation for an extension with Geely Technology.

On November 13, 2019, the Company entered into a Securities Purchase Agreement with Acuitas Capital, LLC. and a Warrant to purchase the Company’s ordinary shares pursuant to which the Purchaser subscribed to purchase up to $100,000,000 of units with up to a $10,000,000 subscription at each closing, with each Unit consisting of one ordinary share and one warrant, where each whole warrant entitles the holder to purchase one ordinary share. The Securities Purchase Agreement contemplates periodic closings of $10,000,000. On July 16, 2020, the Company held the first closing pursuant to the Purchase Agreement and received $10,000,000. The Purchaser had received 7,763,975 ordinary shares on November 13, 2019 in consideration for such $10,000,000. The Purchaser also exercised the Warrant and received 15,897,663 ordinary shares upon the exercise of the Warrant. On December 31, 2020, the Purchase Agreement has been terminated.

On August 10, 2020, the Company entered into a cooperation framework agreement with Nanjing Antong Meteorological Data Limited (“Nanjing Antong”) and Nanjing Weida Electronic Technology Co., Ltd. (“Nanjing Weida”), pursuant to which the Company would invest $153,000 (RMB 1 million) each to Nanjing Antong and Nanjing Weida in order to establish a joint venture with Nanjing Antong. On August 27, 2020, the joint venture was established, SuperEngine, eMapgo Technologies (Beijing) Co., Ltd. (“EMG”) and Nanjing Antong hold 50%, 20% and 30% of equity of interest, respectively. The joint venture engages in real-time traffic information services for China’s high-class highways, urban roads, urban and rural roads, as well as expressway data and travel value-added services.

VIE Arrangements with VIEs and Their Respective Shareholders

To comply with the PRC legal restrictions on foreign investments, the Company operates such restricted services in the PRC through certain PRC domestic companies, whose nominal equity interests are held by certain management members or founders of the Company or certain other third parties. Part of the registered capital of these PRC domestic companies was funded by certain management members, or founders of the Company or certain other third parties. The Company has entered into certain exclusive business services agreements with these PRC domestic companies, which entitle it to receive a majority of their residual returns and make it obligatory for the Company to absorb a majority of the risk of losses from their activities. In addition, the Company has entered into certain agreements with those management members, founders, or certain other third parties, including equity interest pledge agreements of the nominal equity interests held by those management members, founders or certain other third parties in these PRC domestic companies, and exclusive option agreements to acquire such nominal equity interests in these PRC domestic companies when permitted by the PRC laws, rules and regulations.

Details of the typical VIE structure of the Company’s significant consolidated VIEs, namely Zhong Chuan Shi Xun, Beijing Botbrain and EMG are set forth below:

(i)	Contracts that give the Company effective control of VIEs

Exclusive Option Agreement

Each VIE equity holders has granted the WFOEs exclusive call options to purchase the nominal equity interest in the VIEs at an exercise price equal to (i) with regard to Zhong Chuan Shi Xun, the minimum price as permitted by applicable PRC laws, or (ii) with regard to Beijing Botbrain, RMB10 in aggregate, or if appraisal is required as requested by relevant PRC laws, the price as determined by the relevant parties, or (iii) with regard to EMG, RMB 1 in aggregate or other price as determined by the relevant parties, provided that if required by relevant PRC laws, the minimum price as permitted by PRC laws shall apply. The WFOEs may designate another entity or individual to purchase the nominal equity interests, if applicable, under the call options. Each call option is exercisable subject to the condition that applicable PRC laws, rules and regulations do not prohibit completion of the transfer of the nominal equity interests pursuant to the call option. The VIEs shall not declare any dividend or other distribution to its equity holders unless with the approval of the WFOEs. With regard to Zhong Chuan Shi Xun and Beijing Botbrain, the exclusive call option agreements remain in effect for ten (10) years and may be renewed at the election of the WFOEs. With regard to EMG, the exclusive call option agreement shall remain in effect until all nominal equity interest under the call option has been transferred to the WFOE or its designated entity or individual.

Equity Pledge Agreements

As for Zhong Chuan Shi Xun and Beijing Botbrain, pursuant to the relevant equity pledge agreements, the relevant VIE equity holders have pledged all of their interests in the equity of the VIEs as a continuing security interest in favor of the corresponding WFOEs to secure the performance of obligations by the VIEs and/or the equity holders under the exclusive business cooperation agreements. Each WFOE is entitled to exercise its right to dispose of the VIE equity holders’ pledged interests in the equity of the VIE in accordance with applicable PRC laws in the event of any breach or default, and VIE equity holders shall cease to be entitled to any rights or interests associated with their nominal equity interests in the VIEs. These equity pledge agreements remain in force until and unless the obligations of the VIE equity holders to the WFOEs under the exclusive business cooperation agreements have been fulfilled.

As for EMG, pursuant to the relevant equity pledge agreement, the relevant VIE equity holder has pledged all of its nominal equity interest in the VIE as a continuing first priority security interest in favor of the corresponding WFOE to secure the performance of obligations by the VIE as set forth in relevant exclusive option agreement, proxy agreement, the equity pledge agreement and the VIE’s obligation to repay the secured indebtedness. The VIE equity holder shall not be entitled to receive any dividend associated with its nominal equity interest unless with the approval of the WFOE, and the dividend received by the VIE equity holder shall be deposited in the account designated by the WFOE and subject to the supervision of the WFOE. In the event of any breach or default, the WFOE shall be entitled all rights to relief, including but not limited to disposing the nominal equity interest held by the VIE equity holder. The equity pledge agreement shall remain in force until and unless the obligations of the VIE equity holder to the WFOE under Exclusive option agreement, proxy agreement, the equity pledge agreement have been fulfilled or all the secured indebtedness has been paid off.

Power of Attorney

As for Zhong Chuan Shi Xun and Beijing Botbrain, pursuant to the relevant power of attorney, each of the relevant VIE equity holders irrevocably appoints the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interests in relevant VIE conferred by relevant laws and regulations and the articles of associate of such VIE. The power of attorney shall remain effective as long as such VIE equity holder remain as a shareholder of Zhong Chuan Shi Xun or Beijing Botbrain.

As for EMG, pursuant to the relevant power of attorney, the relevant VIE equity holder irrevocably appoints certain person designated by the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interest in relevant VIE conferred by relevant laws and regulations and the articles of associate of such VIE. The power of attorney of EMG shall remain effective until March 11, 2044, which will be renewed automatically for another ten (10) years unless the parties to the power of attorney agree otherwise.

(ii)	Contracts that enable the Company to receive the certain benefits from the VIEs

Exclusive business cooperation agreements

As for Zhong Chuan Shi Xun and Beijing Botbrain, each relevant VIE has entered into an exclusive business services agreement with the corresponding WFOE, pursuant to which the relevant WFOE provides exclusive business services to the VIE. In exchange, (i) Zhong Chuan Shi Xun pays a service fee to the corresponding WFOE which shall be no less than 80% of Zhong Chuan Shi Xun’s after-tax profits; (ii) Beijing Botbrain pays a service fee to the corresponding WFOE which shall be reasonably determined by such WFOE based on certain factors; (iii) EMG pays a service fee to the corresponding WFOE which shall be 20% of EMG’s annual income. Luokung exercises control over the VIEs through a Call Option Agreement, an Equity Pledge Agreement, an Exclusive Business Cooperation Agreement and a Proxy Agreement. The amount of service fees to be paid by EMG and Botbrain shall be determined solely by the WFOE or as mutually agreed by the WFOE and the VIEs. Based on the control Luokung exercises through these agreements and based on its ability to determine the fees paid by EMG and Botbrain, Luokung is considered the primary beneficiary of the VIEs. There is no fixed payment schedule in settling the amounts due from the VIEs. Payments are made based on the cash position of the VIEs.

Corporate Information

Our principal executive offices are located at B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020. Our website is www.luokung.com. We routinely post important information on our website. The information contained on our website is not a part of this annual report.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The Company’s website is www.luokung.com.

The following diagram illustrates our corporate structure and the place of formation and affiliation of each of our subsidiaries and affiliates as of December 31, 2021.

Cash Flows through Our Organization

Luokung Technology Corp. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and consolidated affiliated entities in China. As a result, although other means are available for us to obtain financing at the holding company level, Luokung Technology Corp.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Luokung Technology Corp. In addition, our PRC subsidiaries are permitted to pay dividends to Luokung Technology Corp. only out of their retained earnings, if any, as determined in accordance with applicable accounting standards and regulations. Further, our PRC subsidiaries and consolidated affiliated entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Under PRC law, Luokung Technology Corp. may provide funding to its PRC subsidiaries only through capital contributions or loans, and to its affiliated entities in China only through loans, subject to satisfaction of applicable government registration that we are not able to make direct capital contribution.

Under PRC laws and regulations, our PRC subsidiaries and consolidated affiliated entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to review by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our consolidated affiliated entities in which we have no legal ownership. Other than a dividend paid to certain of our preferred shareholders in 2021, our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. There is no fixed payment schedule in settling the amounts under VIE, which shall be based on the cash position of VIEs.

The following is the tabular form condensed consolidating schedule depicting the financial position, cash flows and results of operations for the parent, the consolidated variable interest entities, and any consolidation adjustments separately - as of and for the years ending December 31, 2021, 2020 and 2019.

	Year ended December 31, 2021
	Parent	Subsidiaries	WFOEs	VIEs and their subsidiaries	Consolidation Adjustments	Consolidated

Revenue	-	(15,851)	2,636,562	171,503,642	(29,056,388)	145,067,965
Cost of Revenue	300,000	-	726,389	131,315,543	(3,315,846)	129,026,086
Gross profit (loss)	(300,000)	(15,851)	1,910,173	40,188,099	(25,740,542)	16,041,879
Operating expenses	29,415,319	35,544,319	3,561,420	21,074,461	(7,935,069)	81,660,450
Loss from operations	(29,715,319)	(35,560,170)	(1,651,247)	19,113,638	(17,805,473)	(65,618,571)
Other expenses, net	3,139	(146,447)	15,427	(3,836,228)	(14,642)	(3,978,751)
Provision for income tax	-	-	-	(9,665)	8,136,002	8,126,337
Loss before noncontrolling interest	(29,712,180)	(35,706,617)	(1,635,820)	15,267,745	(9,684,113)	(61,470,985)
Less: loss attributable to noncontrolling interest	-	-	-	(7,330,267)	-	(7,330,267)
Net loss	(29,712,180)	(35,706,617)	(1,635,820)	7,937,478	(9,684,113)	(68,801,252)

	Year ended December 31, 2020
	Parent	Subsidiaries	WFOEs	VIEs and their subsidiaries	Consolidation Adjustments	Consolidated

Revenue	-	-	-	22,268,378	(4,004,590)	18,263,788
Cost of Revenue	-	-	-	`	-	17,479,479
Gross profit (loss)	-	-	-	4,788,899	(4,004,590)	784,309
Operating expenses	1,575,656	8,942,698	13,335	13,157,614	17,345,859	41,035,162
Loss from operations	(1,575,656)	(8,942,698)	(13,335)	(8,368,715)	(21,350,449)	(40,250,853)
Other expenses, net	13,582	161,075	1	141,014	(121,784)	193,888
Provision for income tax	-	-		-	-	-
Loss before noncontrolling interest	(1,562,074)	(8,781,623)	(13,334)	(8,227,701)	(21,472,233)	(40,056,965)
Less: loss attributable to noncontrolling interest	-	-	-	191,325	-	191,325
Net loss	(1,562,074)	(8,781,623)	(13,334)	(8,036,376)	(21,472,233)	(39,865,640)

	Year ended December 31, 2019
	Parent	Subsidiaries	WFOEs	VIEs and their subsidiaries	Consolidation Adjustments	Consolidated

Revenue	-	-	-	21,346,211	(2,567,039)	18,779,172
Cost of Revenue	-	-	-	14,976,016	-	14,976,016
Gross profit (loss)	-	-	-	6,370,195	(2,567,039)	3,803,156
Operating expenses	1,830,076	8,520,981	19,021	22,302,997	2,665,866	35,319,921
Loss from operations	(1,830,076)	(8,520,981)	(19,021)	(15,932,802)	(5,232,905)	(31,516,765)
Other expenses, net	(7,989)	(185,204)	1	542,810	(855,055)	(505,438)
Provision for income tax	-	-	-	70,992	-	70,992
Loss before noncontrolling interest	(1,838,065)	(8,706,185)	(19,020)	(15,319,000)	(6,087,960)	(31,951,211)
Less: loss attributable to noncontrolling interest	-	-	-	438,033	-	438,033
Net loss	(1,838,065)	(8,706,185)	(19,020)	(14,880,967)	(6,087,960)	(31,513,178)

Consolidating Balance Sheets Information

	As of December 31, 2021
	Parent	Subsidiaries	WFOEs	VIEs and their subsidiaries	Consolidation Adjustments	Consolidated
Cash	5,655,725	6,110,209	560,438	4,468,891	-	16,795,263
Accounts receivable	-	-	2,043,277	39,240,616	(27,480,526)	13,803,367
Intercompany receivables	-	1,582,320	-	6,252,809	(7,835,129)	-
Other current asset	80,544,830	64,683,409	662,839	56,970,717	(175,734,411)	27,127,384
Total current asset	86,200,555	72,375,938	3,266,554	106,933,033	(211,050,066)	57,726,014
Property and equipment, net	-	918,397	25,004	4,639,079	-	5,582,480
Investment in subsidiaries	63,669,493	58,140,824	-	60,631,079	(182,441,396)	-
Intangible asset, net	-	-	-	449,320	102,435,697	102,885,017
Right of use asset, net	-	849,482	-	3,256,374	378,987	4,484,843
Other-non-current asset	2,390,148	35,505,396	-	3,343,795	53,271,166	94,510,505
Total Non-current asset	66,059,641	95,414,099	25,004	72,319,647	(26,355,546)	207,462,845
Total Asset	152,260,196	167,790,037	3,291,558	179,252,680	(237,405,612)	265,188,859
Accounts payable	-	21,119,050	7,391,743	23,652,117	(42,970,291)	9,192,619
Lease liability	-	281,671	-	983,491	181,661	1,446,823
Other current liabilities	530,238	93,958,544	6,172,121	149,931,485	(159,523,324)	91,069,064
Total current liabilities	530,238	115,359,265	13,563,864	174,567,093	(202,311,954)	101,708,506
Lease liability-NC	-	594,842	-	2,260,054	209,461	3,064,357
Other non-current liabilities	-	-	1,607,667	941,073	4,019,254	6,567,994
Total non-current liabilities	-	594,842	1,607,667	3,201,127	4,228,715	9,632,351
Total liabilities	530,238	115,954,107	15,171,531	177,768,220	(198,083,239)	111,340,857
Accumulated deficit	(34,074,308)	(87,507,227)	(45,408,625)	(78,586,946)	62,866,830	(182,710,276)
Other equity	185,804,266	139,343,157	33,528,652	80,071,406	(102,189,203)	336,558,278
Total equity	151,729,958	51,835,930	(11,879,973)	1,484,460	(39,322,373)	153,848,002
Total Liability and stockholders’ equity	152,260,196	167,790,037	3,291,558	179,252,680	(37,405,612)	265,188,859

	As of December 31, 2020
	Parent	Subsidiaries	WFOEs	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Cash	-	17,025	341	54,427	-	71,793
Accounts receivable	-	-	-	23,177,923	(19,196,981)	3,980,942
Intercompany receivables	-	939,345	-	5,752,407	(6,691,752)	-
Other current asset	21,421	59,761,362	50,044	75,211,454	(127,047,903)	7,996,378
Total current asset	21,421	60,717,732	50,385	104,196,211	(152,936,636)	12,049,113
Property and equipment, net	-	16,421	-	497,942	-	514,363
Investment in subsidiaries	-	8,263,573	-	8,209,003	-16,472,576	-
Intangible asset, net	-	-	-	414,989	42,301,605	42,716,594
Right of use asset, net	-	210,239	-	159,508	-	369,747
Other-non-current asset	-	1,306,252	-	2,949,139	69,277,666	73,533,057
Total Non-current asset	-	9,796,485	-	12,230,581	95,106,695	117,133,761
Total Asset	21,421	70,514,217	50,385	116,426,792	(57,829,941)	129,182,874
Accounts payable	-	20,638,035	-	20,656,467	(35,452,991)	5,841,511
Lease liability	-	191,099	-	145,438	-	336,537
Other current liabilities	4,089,281	35,623,899	1,118,761	107,596,720	(80,993,571)	67,435,090
Total current liabilities	4,089,281	56,453,033	1,118,761	128,398,625	(116,446,562)	73,613,138
Lease liability-NC					-
Other non-current liabilities	-	-	-	-	2,875,631	2,875,631
Total non-current liabilities	-	-	-	-	2,875,631	2,875,631
Total liabilities	4,089,281	56,453,033		128,398,625	(113,570,931)	76,488,769
Accumulated deficit	(4,172,799)	(49,269,454)	(2,082,865)	(40,856,100)	(16,861,294)	(113,242,512)
Other equity	104,939	63,330,638	1,014,489	28,884,267	72,602,284	165,936,617
Total equity	(4,067,860)	14,061,184	(1,068,376)	(11,971,833)	55,740,990	52,694,105
Total Liability and stockholders’ equity	21,421	70,514,217	50,385	116,426,792	(57,829,941)	129,182,874

Consolidating Cash Flows Information

	Year ended December 31, 2021
	Parent	Subsidiaries	WFOEs	VIEs	Elimination	Consolidated
Net cash (used in)/provided by operation activities	(86,208,510)	(15,968,254)	34,337,973	15,949,957	(1,812,380)	(53,787,959)
Net cash (used in)/provided by investing activities	(72,449,477)	(52,884,803)	151,027	(13,979,925)	60,766,693	(78,396,485)
Net cash (used in)/provided by financing activities	164,103,934	75,546,992	(35,042,385)	4,318,722	(60,363,735)	148,910,734
Effect of exchange rate changes on cash	209,778	109,208	(6,586)	(1,595,463)	1,540,705	(2,820)
Net increase in cash and cash equivalents	5,655,725	6,803,143	(559,971)	4,693,291	131,283	16,723,470

	Year ended December 31, 2020
	Parent	Subsidiaries	WFOEs	VIEs	Elimination	Consolidated
Net cash (used in)/provided by operation activities	21	(4,232,125)	2,655	(11,651,311)	56,952	(15,823,808)
Net cash (used in)/provided by investing activities	-	(19,234,761)	(2,367)	(4,817,894)	4,673,626	(19,381,396)
Net cash (used in)/provided by financing activities	(21)	21,430,816	0	14,964,574	(4,856,951)	31,538,418
Effect of exchange rate changes on cash	-	25,684	17	17,190	-	42,891
Net increase in cash and cash equivalents	-	(2,010,386)	305	(1,487,441)	(126,374)	(3,623,895)

	Year ended December 31, 2019
	Parent	Subsidiaries	WFOEs	VIEs	Elimination	Consolidated
Net cash (used in)/provided by operation activities	49	(5,396,893)	(79)	(11,256,653)	(1,609,968)	(18,263,544)
Net cash (used in)/provided by investing activities	-	(14,626,876)	-	(1,669,990)	1,669,990	(14,626,876)
Net cash (used in)/provided by financing activities	(49)	21,397,864	-	14,168,216	(125,778)	35,440,252
Effect of exchange rate changes on cash		(26,970)	-	(16,798)	(2,595)	(46,363)
Net increase in cash and cash equivalents	-	1,347,125	(79)	1,224,775	(68,352)	2,503,469

Chinese Regulatory Developments

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this prospectus supplement, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to register their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements incorporated by reference from our Form 20-F for 2021 and will issue audit reports related to us in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to us because our current auditors are subject to PCAOB review, if this changes in the future for any reason, we may be subject to the HFCAA. The implications of this regulation if we were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

The following is a summary of the principal risks we face related to our doing business in China. These risks are discussed more fully in the section titled “Risk Factors” and should be read in conjunction with those risk factors and the other risk factors included herein and incorporated by reference in our Form 20-F for 2021.

●	If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may materially reduce the value of our ordinary shares.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

●	Our business benefits from certain government tax incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

●	If we were deemed a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New EIT Law and our non-PRC shareholders could be subject to certain PRC taxes.

●	Our holding company structure may limit the payment of dividends.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●	Governmental control of currency conversion may affect the value of your investment.

●	Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

●	PRC laws and regulations governing our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

●	Our auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, the information contained in or incorporated by reference into this prospectus, the risks described in our Form 20-F for 2021, for our most recent fiscal year, which are incorporated by reference into this prospectus and other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, together with all other information contained in this annual report, including the matters discussed under “Special Note Regarding Forward-Looking Statements,” before you decide to invest in our ordinary shares. You should pay particular attention to the fact that we are a holding company with substantial operations in China and are subject to legal and regulatory environments that in many respects differ from those of the United States. If any of the following risks, or any other risks and uncertainties that are not presently foreseeable to us, actually occur, our business, financial condition, results of operations, liquidity and our future growth prospects would be materially and adversely affected. You should also consider all other information contained in this annual report before deciding to invest in our ordinary shares. The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

We may undertake acquisitions, investments, joint ventures or other strategic alliances, which could have a material adverse effect on our ability to manage our business. In addition, such undertakings may not be successful.

Our strategy includes plans to grow both organically and through acquisitions, participation in joint ventures or other strategic alliances. Joint ventures and strategic alliances may expose us to new operational, regulatory and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition candidates or alliance partners. Even if we identify suitable candidates or partners, we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. If we fail to identify appropriate candidates or partners, or complete desired acquisitions, we may not be able to implement our strategies effectively or efficiently.

In addition, our ability to successfully integrate acquired companies and their operations may be adversely affected by several factors. These factors include:

1.	diversion of management’s attention;

2.	difficulties in retaining customers of the acquired companies;

3.	difficulties in retaining personnel of the acquired companies;

4.	entry into unfamiliar markets;

5.	unanticipated problems or legal liabilities; and

6.	tax and accounting issues.

If we fail to integrate acquired companies efficiently, our earnings, revenue growth and business could be negatively affected.

Due to intense competition for highly-skilled personnel, we may fail to attract and retain enough sufficiently trained employees to support our operations; our ability to bid for and obtain new projects may be negatively affected and our revenues could decline as a result.

The IT industry relies on skilled employees, and our success depends to a significant extent on our ability to attract, hire, train and retain qualified employees. There is significant competition in China for professionals with the skills necessary to develop the products and perform the services we offer to our customers. Increased competition for these professionals, in the mobile application design area or otherwise, could have an adverse effect on us if we experience significant increase in the attrition rate among employees with specialized skills, which could decrease our operating efficiency and productivity and could lead to a decline in demand for our services.

In addition, our ability to serve existing customers and business partners and obtain new business will depend, in large part, on our ability to attract, train and retain skilled personnel that enable us to keep pace with growing demands for spatial-temporal big-data processing and interactive location-based services, evolving industry standards and changing customer preferences. Our failure to attract, train and retain personnel with the qualifications necessary to fulfill the needs of our existing and future customers or to assimilate new employees successfully could have a material adverse effect on our business, financial condition and results of operations. Our failure to retain our key personnel on business development or find suitable replacements of the key personnel upon their departure may lead to shrinking new implementation projects, which could materially adversely affect our business.

Our business depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees, particularly since we recently appointed a new Chairman. We are reliant on the services of Mr. Xuesong Song, our Chairman, Chief Executive Officer and member of our board of directors. If one or more of our senior executives or key employees is unable or unwilling to continue in his or her present position, we may not be able to replace such employee easily, or at all, we may incur additional expenses to recruit, train and retain replacement personnel, our business may be severely disrupted, and our financial condition and results of operations may be materially adversely affected.

Our business could suffer if our executives and directors compete against us and our non-competition agreements with them cannot be enforced.

If any of our senior executives or key employees joins a competitor or forms a competing company, we may lose customers, know-how and key professionals and staff members to them. Also, if any of our business development managers who keep a close relationship with our customers and business partners joins a competitor or forms a competing company, we may lose customers, and our revenues may be materially adversely affected. Most of our executives have entered, or will soon enter, into employment agreements with us that contain or will contain non-competition provisions. However, if any dispute arises between our executive officers and us, such non-competition provisions may not be enforceable, especially in China, where all of these executive officers and key employees reside, in light of the uncertainties with China’s legal system. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us.”

Our computer networks may be vulnerable to security risks that could disrupt our services and adversely affect our results of operations.

Our computer networks may be vulnerable to unauthorized access, computer hackers, computer viruses and other security problems caused by unauthorized access to, or improper use of, systems by third parties or employees. We have been the target of attempted cyber-security breaches in the past and expect that we will continue to be subject to such attempts in the future. A hacker who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in operations. Computer attacks or disruptions may jeopardize the security of information stored in and transmitted through computer systems and mobile devices of our customers. Actual or perceived concerns that our systems may be vulnerable to such attacks or disruptions may deter customers from using our services. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these breaches, which could adversely affect our results of operations.

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine. These impacts could place limitations on our ability to execute on our business plan and could materially and adversely affect our business, financial condition and results of operations. We continue to monitor the situation, have actively implemented policies and procedures to address the situation, and may adjust our current policies and procedures as more information and guidance become available to address the evolving situation. The impact of COVID-19 may also exacerbate other risks discussed in this Report, any of which could have a material effect on us.

If we do not continually enhance our solutions and service offerings, we may have difficulty in retaining existing customers and attracting new customers.

We believe that our future success will depend, to a significant extent, upon our ability to enhance our existing technologies, applications and platform, and to introduce new features to meet the preferences and requirements of our customers in a rapidly developing and evolving market. Unexpected technical, operational, distribution or other problems could delay or prevent the introduction of one or more of these products or services, or any products or services that we may plan to introduce in the future. Our present or future products may not satisfy the evolving preferences and tastes of our customers, and these solutions and services may not achieve anticipated market acceptance or generate incremental revenue. If we are unable to anticipate or respond adequately to the need for service or product enhancements due to resource, technological or other constraints, our business, financial condition and results of operations could be materially and adversely affected.

If we are unable to develop competitive new products and service offerings our future results of operations could be adversely affected.

Our future revenue stream depends to a large degree on our ability to utilize our technology in a way that will allow us to offer new types of products in relation to maps and geospatial data processing, mobile applications and services to a broader customer base. We will be required to make investments in research and development in order to continually develop new products, software applications and related service offerings, enhance our existing products, platform, mobile applications and related service offerings and achieve market acceptance of our mobile applications and service offerings. We may incur problems in the future in innovating and introducing new products, mobile applications and service offerings. Our development-stage products, mobile applications may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we are unable to successfully define, develop and introduce competitive new mobile applications, and enhance existing mobile applications, our future results of operations would be adversely affected. The timely availability of new applications and their acceptance by customers are important to our future success. A delay in the development of new applications could have a significant impact on its results of operations.

Changes in technology could adversely affect our business by increasing our costs, reducing our profit margins and causing a decline in our competitiveness.

China’s spatial-temporal big-data processing and interactive location-based services industry, in which we operate, is characterized by rapidly changing technology, evolving industry standards, frequent introductions of new services and solutions and enhancements as well as changing customer demands. New solutions and new technologies often render existing solutions and services obsolete, excessively costly or otherwise unmarketable. As a result, our success depends on our ability to adapt to the latest technological progress, such as the 5G standard and technologies, and to develop or acquire and integrate new technologies into our products, mobile applications and related services. Advances in technology also require us to commit substantial resources to developing or acquiring and then deploying new technologies for use in our operations. We must continuously train personnel in new technologies and in how to integrate existing systems with these new technologies. We may not be able to adapt quickly to new technologies or commit sufficient resources to compete successfully against existing or new competitors in bringing to market solutions and services that incorporate these new technologies. We may incur problems in the future in innovating and introducing new mobile applications and service offerings. Our development of new mobile applications and platform enhancements may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we fail to adapt to changes in technologies and compete successfully against established or new competitors, our business, financial condition and results of operations could be adversely affected.

Problems with the quality or performance of our software or other systems may cause delays in the introduction of new solutions or result in the loss of customers and revenues, which could have a material and adverse effect on our business, financial condition and results of operations.

Our products are complex and may contain defects, errors or bugs when first introduced to the market or to a particular customer, or as new versions are released. Because we cannot test for all possible scenarios, our systems may contain errors that are not discovered until after they have been installed or implemented, and we may not be able to timely correct these problems. These defects, errors or bugs could interrupt or delay the completion of projects or sales to our customers. In addition, our reputation may be damaged and we may fail to acquire new projects from existing customers or new customers. Errors may occur when we provide systems integration and maintenance services. Even in cases where we have agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages arising from the use of our solutions, even if our liability is limited by these provisions. Moreover, claims and liabilities arising from customer problems could also result in adverse publicity and materially and adversely affect our business, results of operations and financial condition. We currently do not carry any product or service liability insurance and any imposition of liability on us may materially and adversely affect our business and increase our costs, resulting in reduced revenues and profitability.

Our products may contain undetected software defects, which could negatively affect our revenues.

Our software products are complex and may contain undetected defects. Although we test our products, it is possible that errors may be found or occur in our new or existing products after we have delivered those products to the customers. Defects, whether actual or perceived, could result in adverse publicity, loss of revenues, product returns, a delay in market acceptance of our products, loss of competitive position or claims against us by customers. Any such problems could be costly to remedy and could cause interruptions, delays, or cessation of our product sales, which could cause us to lose existing or prospective customers and could negatively affect our results of operations.

We may be subject to infringement, misappropriation and indemnity claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services or technologies.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. Patent and copyright law covering software-related technologies is evolving rapidly and is subject to a great deal of uncertainty. Our self-developed or licensed technologies, processes or methods may be covered by third-party patents or copyrights, either now existing or to be issued in the future. Any potential litigation may cause us to incur significant expenses. Third-party claims, if successfully asserted against us may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Our failure to protect our intellectual property rights may undermine our competitive position, and subject us to costly litigation to protect our intellectual property rights.

Any misappropriation of our technology or the development of competitive technology could seriously harm our business. We regard a substantial portion of our hardware and software systems as proprietary and rely on statutory copyright, trademark, patent, trade secret laws, customer license agreements, employee and third-party non-disclosure agreements and other methods to protect our proprietary rights. Nevertheless, these resources afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and results of operations. In addition, intellectual property rights and confidentiality protection in China may not be as effective as in the United States, and policing unauthorized use of proprietary technology can be difficult and expensive. Further, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. The outcome of any such litigation may not be in our favor. Any such litigation may be costly and may divert management attention, as well as our other resources, away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all litigation costs in excess of the amount recoverable from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Our solutions incorporate a portion of, and work in conjunction with, third-party hardware and software solutions. If these third-party hardware or software solutions are not available to us at reasonable costs, or at all, our results of operations could be adversely impacted.

Although our hardware and software systems and mobile applications primarily rely on our own core technologies, some elements of our systems incorporate a small portion of third-party hardware and software solutions. If any third party were to discontinue making their intellectual property available to us or our customers on a timely basis, or increase materially the cost of their licensing such intellectual property, or if our systems or applications failed to properly function or interoperate with replacement intellectual property, we may need to incur costs in finding replacement third-party solutions and/or redesigning our systems or applications to replace or function with or on replacement third-party proprietary technology. Replacement technology may not be available on terms acceptable to us or at all, and we may be unable to develop alternative solutions or redesign our systems or applications on a timely basis or at a reasonable cost. If any of these were to occur, our results of operations could be adversely impacted.

Our ability to sell our products is highly dependent on the quality of our service and support offerings, and our failure to offer high quality service could have a material adverse effect on our ability to market and sell our products.

Our customers depend upon our customer service and support staff to resolve issues relating to our products. High-quality support services are critical for the successful marketing and sale of our products. If we fail to provide high-quality support on an ongoing basis, our customers may react negatively and we may be materially and adversely affected in our ability to sell additional products to these customers. This could also damage our reputation and prospects with potential customers. Our failure to maintain high-quality support services could have a material and adverse effect on our business, results of operations and financial condition.

Weaknesses in our internal controls over financial reporting or disclosure controls and procedures may have a material adverse effect on our business, the price of our ordinary shares, operating results and financial condition.

We are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC, every public company is required to include a management report on its internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. This requirement first applied to our annual report of foreign private issuer on Form 20-F for the fiscal year ended on September 30, 2011. In connection with our assessments of our disclosure controls and procedures and internal controls over financial reporting, management concluded that as of December 31, 2021, our disclosure controls and procedures and our internal controls over financial reporting were not effective due to lack of U.S. generally accepted accounting principles (“U.S. GAAP”) expertise in our current accounting team. Please refer to the discussion under Item 15 of the Form 20-F for 2021, “Controls and Procedures” for further discussion of our material weakness as of December 31, 2021. Should we be unable to remediate the material weakness promptly and effectively, such weakness could harm our operating results, result in a material misstatement of our financial statements, cause us to fail to meet our financial reporting obligations or prevent us from providing reliable and accurate financial reports or avoiding or detecting fraud. This, in turn, could result in a loss of investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the trading price of our ordinary shares. Any litigation or other proceeding or adverse publicity relating to the material weaknesses could have a material adverse effect on our business and operating results.

We have very limited insurance coverage which could expose us to significant costs and business disruption.

We do not maintain any insurance coverage for our leased properties. Should any natural catastrophes such as earthquakes, floods, typhoons or any acts of terrorism occur in Beijing, China, where our head office is located and most of our employees are based, or elsewhere in China, we might suffer not only significant property damages, but also loss of revenues due to interruptions in our business operations, which could have a material adverse effect on our business, operating results or financial condition.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources, particularly if it affects our technology platforms which we depend on for delivery of our software and services, and could have a material adverse effect on our financial condition and results of operations.

We may be liable to our customers for damages caused by unauthorized disclosure of sensitive and confidential information, whether through our employees or otherwise.

We are typically required to manage, utilize and store sensitive or confidential customer data in connection with the products and services we provide. Under the terms of our customer contracts, we are required to keep such information strictly confidential. We seek to implement specific measures to protect sensitive and confidential customer data. We require our employees to enter into non-disclosure agreements to limit such employees’ access to, and distribution of, our customers’ sensitive and confidential information and our own trade secrets. We can give no assurance that the steps taken by us in this regard will be adequate to protect our customers’ confidential information. If our customers’ proprietary rights are misappropriated by our employees, in violation of any applicable confidentiality agreements or otherwise, our customers may consider us liable for that act and seek damages and compensation from us. However, we currently do not have any insurance coverage for mismanagement or misappropriation of such information by our employees. Any litigation with respect to unauthorized disclosure of sensitive and confidential information might result in substantial costs and diversion of resources and management attention.

We may face intellectual property infringement claims that could be time-consuming and costly to defend. If we fail to defend ourselves against such claims, we may lose significant intellectual property rights and may be unable to continue providing our existing products and services.

It is critical that we use and develop our technology and products without infringing upon the intellectual property rights of third parties, including patents, copyrights, trade secrets and trademarks. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. A successful infringement claim against us, whether with or without merit, could, among others things, require us to pay substantial damages, develop non-infringing technology, or re-brand our name or enter into royalty or license agreements that may not be available on acceptable terms, if at all, and cease making, licensing or using products that have infringed a third party’s intellectual property rights. Protracted litigation could also result in existing or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation, or could require us to indemnify our customers against infringement claims in certain instances. Also, we may be unaware of intellectual property registrations or applications relating to our services that may give rise to potential infringement claims against us. Parties making infringement claims may be able to obtain an injunction to prevent us from delivering our services or using technology containing the allegedly infringing intellectual property. Any intellectual property litigation could have a material adverse effect on our business, results of operations or financial condition.

Seasonality and fluctuations in our customers’ spending cycles and other factors can cause our revenues and operating results to vary significantly from quarter to quarter and from year to year.

Our revenues and operating results will vary from quarter to quarter and from year to year due to a number of factors, many of which are outside of our control. Our new lines of business acquired upon the consummation of the asset exchange transaction discussed below see higher customer use and activity during the Chinese New Year holiday than other times during the year, which lead to higher revenue during this period as more customers would like to place more advertising. Historically, the products of our subsidiary Superengine Graphics Software Technology Development (Suzhou) Co., Ltd (“Superengine”) have a pattern of decreased sales in the first fiscal quarter as a result of industry buying patterns. Due to these and other factors, our operating results may fluctuate from quarter to quarter and from year to year. These fluctuations are likely to continue in the future, and operating results for any period may not be indicative of our future performance in any future period.

Our corporate actions are substantially controlled by Mr. Xuesong Song, our Chairman and Chief Executive Officer, who can cause us to take actions in ways you may not agree with.

Mr. Xuesong Song, our Chairman and Chief Executive Officer, beneficially owns 9.90% of our outstanding ordinary shares and 1,000,000 preferred shares, and each preferred share has the right to 399 votes at a meeting of the shareholders of the Company. As a result, Mr. Song has approximately 55.72% of the voting rights of the shareholders of the Company. Mr. Song can exert control and substantial influence over matters such as electing directors, amending our constitutional documents, and approving acquisitions, mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares. Alternatively, our controlling shareholders may cause a merger, consolidation or change of control transaction even if it is opposed by our other shareholders, including those who purchase shares in this offering.

We depend on a small number of customers to derive a significant portion of our revenues. If we were to continue being dependent upon a few customers, such dependency could negatively impact our business, operating results and financial condition.

We derived a material portion of our revenues from a small number of customers. In the years ended December 31, 2021, 2020 and 2019, our five largest customers accounted for 43.6%, 49.8% and 69.3% of our total sales, respectively. As our customer base may change from year-to-year, during such years that the customer base is highly concentrated, the fluctuation of our sales to any of such major customers could have a material adverse effect on our business, operating results and financial condition. Moreover, our high customer base concentration may also adversely affect our ability to negotiate contract prices with these customers, which may in turn materially and adversely affect our results of operations.

Our historical outstanding accounts receivable have been relatively high. Inability to collect our accounts receivable on a timely basis, if at all, could materially and adversely affect our financial condition, liquidity and results of operations.

Historically, our outstanding accounts receivable have been relatively high. As of December 31, 2021, 2020 and 2019, our outstanding accounts receivable before impairment were $38.1 million, $26.9 million and $23.8 million, respectively. Although we conduct credit evaluations of our customers, we generally do not require collateral or other security from our customers. In addition, we have had a relatively high customer concentration. The largest outstanding accounts receivable balance accounted for 18.5%, 27.9% and 31.8% of our total accounts receivable balance as of December 31, 2021, 2020 and 2019, respectively. As a result, an extended delay or default in payment relating to a significant account would likely have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. Our inability to collect our accounts receivable on a timely basis, if at all, could materially and adversely affect our financial condition, liquidity and results of operations.

Risks Related to Doing Business in China

If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may materially reduce the value of our ordinary shares.

We are a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct the majority of our business through our wholly-owned or majority-owned subsidiaries and certain business through operating entities established in the People’s Republic of China, or the PRC, primarily the VIEs. Due to PRC legal restrictions on foreign ownership of certain internet-related businesses we may explore and operate, we operate this business through the VIEs and their subsidiaries and rely on contractual arrangements. As a result of the contractual arrangements, we (i) have the power to direct activities of the VIEs that most significantly affect their economic performance, and (ii) receive the economic benefits from the VIEs that could be significant to them. Accordingly, Luokung Technology Corp. is considered the primary beneficiary of the VIEs and their subsidiaries and has consolidated the financial results of these companies in its consolidated financial statements under the U.S. GAAP for accounting purposes. Neither Luokung Technology Corp. nor its investors has an equity ownership (including foreign direct investment) in, or control through such equity ownership of, the VIEs, and the contractual arrangements are not equivalent to an equity ownership in the business of the VIEs. The ordinary shares that currently listed on the Nasdaq Capital Markets are shares of our British Virgin Islands holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and contractual arrangements, see “Corporate Structure” on page 5 and “VIE Agreements with VIEs and Their Respective Shareholders” on page 3.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, the VIEs and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. In addition, the legality and enforceability of the contractual agreements between our PRC subsidiaries, the VIEs, and their nominee shareholders, as a whole, have not been tested in court.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may be unable to direct the operations of our consolidated VIEs in the future, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and may need to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIEs’ business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIEs, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will rely on the performance by the VIEs and its shareholders of their obligations under the contracts to direct the operation of the VIEs. As such, the shareholders of VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. The reorganization of the telecommunications industry encouraged by the PRC government has directly affected our industry and our growth prospect.

Growth of China’s economy has been uneven, both geographically and among various sectors of the economy, and the growth of the Chinese economy has slowed down in recent years. Some of the government measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

Our business benefits from certain government tax incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

Under the PRC Enterprise Income Tax Law passed in 2007 and the implementing rules, both of which became effective on January 1, 2008, or the New EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standard is applied equally to both domestic-invested enterprises and foreign-invested enterprises, or FIEs. Enterprises established prior to March 16, 2007 eligible for preferential tax treatment in accordance with the then tax laws and administrative regulations shall gradually become subject to the New EIT Law rate over a five-year transition period starting from the date of effectiveness of the New EIT Law. However, certain qualifying high-technology enterprises may still benefit from a preferential tax rate of 15% if they own their core intellectual properties and they are enterprises in certain high-tech industries to be later specified by the government. As a result, if our PRC subsidiaries qualify as “high-technology enterprises,” they will continue to benefit from the preferential tax rate of 15%, subject to transitional rules implemented from January 1, 2008. Our subsidiaries, Beijing Zhong Chuan Shi Xun Technology Limited, Superengine Graphics Software Technology Development (Suzhou) Co., Ltd, eMapgo Technologies (Beijing) Co., Ltd., DMG Infotech Co., Ltd, and Beijing BotBrain AI Technology Ltd., are qualified as a “high-technology enterprise” until November 28, 2021 to December 17, 2024, respectively, and therefore they have benefited from the preferential tax rate of 15%, subject to transitional rules implemented on January 1, 2008. Although we intend to apply for a renewal of this qualification, if these subsidiaries cease to qualify as a “high-technology enterprise”, or the tax authorities change their position on our preferential tax treatments in the future, our future tax liabilities may materially increase, which could materially and adversely affect our financial condition and results of operations.

If we were deemed a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New EIT Law and our non-PRC shareholders could be subject to certain PRC taxes.

Under the New EIT Law and the implementing rules, both of which became effective January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC may be considered a PRC “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its global income as well as PRC enterprise income tax reporting obligations. The implementing rules of the New EIT Law define “de facto management” as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. However, as of the date of this annual report, no final interpretations on the implementation of the “resident enterprise” designation are available. Moreover, any such designation, when made by PRC tax authorities, will be determined based on the facts and circumstances of individual cases. Therefore, if we were to be considered a “resident enterprise” by the PRC tax authorities, our global income would be taxable under the New EIT Law at the rate of 25% and, to the extent we were to generate a substantial amount of income outside of PRC in the future, we would be subject to additional taxes. In addition, the dividends we pay to our non-PRC enterprise shareholders and gains derived by such shareholders from the transfer of our shares may also be subject to PRC withholding tax at the rate up to 10%, if such income were regarded as China-sourced income.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. As a result, there may be limitations on the ability of our PRC subsidiaries to pay dividends or make other investments or acquisitions that could be beneficial to our business or otherwise fund and conduct our business.

In addition, under the New EIT Law and the implementing rules that became effective on January 1, 2008, dividends generated from the business of our PRC subsidiaries after January 1, 2008 and payable to us may be subject to a withholding tax rate of 10% if the PRC tax authorities subsequently determine that we are a non-resident enterprise, unless there is a tax treaty with China that provides for a different withholding arrangement.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Annual Report based on foreign laws.

We are a company incorporated under the laws of the British Virgin Islands, we conduct all of our operations in China and all of our assets are located in China. In addition, except for our two independent directors, Mr. David Wei Tang, who is a U.S. citizen, and Mr. Meng Bryan Yap, who is a Singapore citizen, all of our other officers and directors are PRC nationals. Most of our officers and directors reside within China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons.

In addition, there is uncertainty as to whether the courts of the British Virgin Islands and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the British Virgin Islands or other jurisdictions against us or such persons predicated upon the securities laws of the United States or any of our state. In particular, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the British Virgin Islands and many other countries and regions. Therefore, recognition and enforcement in China regarding the judgments of a court in any of these non-PRC jurisdictions in relation to any matters not subject to a binding arbitration provision may be difficult or even impossible.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this Annual Report, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to file their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As the Data Security Law has not yet come into effect, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the life sciences sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, started to be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, and our belief that we are currently in compliance therewith, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market or the Stock Exchange of Hong Kong. While we believe that our current operations are in compliance with the laws and regulations of the Cyberspace Administration of China, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which will take effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this Annual Report, we have not received any notice from any authorities identifying our PRC subsidiaries or the VIEs as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. When the Cybersecurity Review Measures become effective, and if the Security Administration Draft is enacted as proposed, we believe that the operations of our PRC subsidiaries and the VIEs and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC for this offering, given that our PRC subsidiary and the VIE possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this Annual Report and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 26.8% appreciation of the RMB against the U.S. dollar between July 21, 2005 and September 30, 2015. Provisions on Administration of Foreign Exchange, as amended in August 2008, further changed China’s exchange regime to a managed floating exchange rate regime based on market supply and demand. Since reaching a high against the U.S. dollar in July 2008, however, the RMB has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the RMB has fluctuated sharply since July 2008 against other freely-traded currencies, in tandem with the U.S. dollar. In August 2015, the PRC Government devalued its currency by approximately 3%, representing the largest yuan depreciation for 20 years. Concerns remain that China’s slowing economy, and in particular its exports, will need a stimulus that can only come from further cuts in the exchange rate.

It is difficult to predict how long the current situation may continue and when and how it may change again as the People’s Bank of China may regularly intervene in the foreign exchange market to achieve economic policy goals. Substantially all of our revenues and costs are denominated in the RMB, and a significant portion of our financial assets are also denominated in RMB. We principally rely on dividends and other distributions paid to us by our subsidiaries in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs or ordinary shares in U.S. dollars. Any fluctuations of the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

PRC laws and regulations govern our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in and uncertainties with respect to such PRC laws and regulations may materially and adversely affect our business.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general and forms of foreign investment (including in respect of wholly foreign owned enterprises) in particular. These laws, regulations and legal requirements are relatively new and are often changing, and their interpretation and enforcement depend to a large extent on relevant government policy and involve significant uncertainties that could limit the reliability of the legal protections available to us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers. In addition, the enforcement of laws and regulations in China can change quickly with little advance notice. In 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. In the future, we and the VIEs may pursue potential strategic acquisitions that are complementary to our and the VIEs’ business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our and the VIEs’ ability to complete such transactions, which could affect our and the VIEs’ ability to expand business or maintain market share. There is a possibility that the Chinese authorities may promulgate new rules or explanations requiring that we and the VIEs obtain the approval of Chinese authorities for our and the VIEs’ completed or ongoing mergers and acquisitions. Any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in our operation, cause the value of our ordinary shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our ordinary shares to investors.

We cannot predict the effects of future developments in government policy or the PRC legal system in general. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all, or may involve substantial costs and unforeseen risks. An inability to obtain, or the incurrence of substantial costs in obtaining, such permits, authorizations and approvals may have a material adverse effect on our business, financial condition and results of operations.

Our current auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company becomes located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our current auditor, MSPC Certified Public Accountants and Advisors, a Professional Corporation (“MSUSA”) issued an audit report on the financial statements for the fiscal year ended December 31, 2021 contained in the Form 20-F for 2021 . As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our current auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our current auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and that as a result, the time before our securities may be prohibited from trading or delisted would be reduced.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. Our auditor is headquartered in Irvine, California and will be inspected by the PCAOB on a regular basis. Our auditor is not subject to the Determination. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is also subject to inspection by PCAOB. The recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any actions, proceedings, or new rules to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Risks Associated with our Ordinary Shares

The market price of our Ordinary Shares has historically been highly volatile, and you may not be able to resell our ordinary shares at or above your initial purchase price.

There is a limited public market for our ordinary shares. We cannot assure you that there will be an active trading market for our ordinary shares. You may not be able to sell your ordinary shares quickly or at the market price if trading in our ordinary shares is not active.

The trading price of our ordinary shares may be volatile. The price of our ordinary shares could be subject to wide fluctuations in response to a variety of factors, including the following:

1.	Introduction of new products, services or technologies offered by us or our competitors;

2.	Failure to meet or exceed revenue and financial projections we provide to the public;

3.	Actual or anticipated variations in quarterly operating results;

4.	Failure to meet or exceed the estimates and projections of the investment community;

5.	General market conditions and overall fluctuations in United States equity markets;

6.	Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

7.	Disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

8.	Additions or departures of key management personnel;

9.	Issuances of debt or equity securities;

10.	Significant lawsuits, including patent or shareholder litigation;

11.	Changes in the market valuations of similar companies;

12.	Sales of additional ordinary shares or other securities by us or our shareholders in the future;

13.	Trading volume of our ordinary shares;

14.	Fluctuations in the exchange rate between the U.S. dollar and Renminbi;

15.	Negative market perception and media coverage of our company or other companies in the same or similar industry with us; and

16.	Other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the NASDAQ Capital Market and software products and services companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance.

Our ordinary shares may be subject to the SEC’s penny stock rules which may make it difficult for broker-dealers to complete customer transactions and trading activity in our securities.

Our ordinary shares may be deemed to be “penny stock” as that term is defined under the Securities Exchange Act of 1934, as amended. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse in each of the prior two years.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker-dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities. As a result, the market price of our ordinary shares may be depressed, and you may find it more difficult to sell our ordinary shares.

Sales of a substantial number of ordinary shares in the public market by our existing shareholders could cause the price of our ordinary shares to fall.

Sales of a substantial number of our ordinary shares in the public market or the perception that these sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares.

Subject to certain limitations all of our total outstanding shares are now eligible for sale. Sales of ordinary shares by these shareholders could have a material adverse effect on the trading price of our ordinary shares.

Future sales and issuances of our ordinary shares, or rights to purchase our ordinary shares, including pursuant to our 2018 Omnibus Incentive Plan, could result in additional dilution of the percentage ownership of our shareholders and could cause the price of our ordinary shares to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell ordinary shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay dividends on our ordinary shares, so any returns will be limited to the value of our ordinary shares.

We have never declared or paid any cash dividend on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return shareholders will therefore be limited to the value of their ordinary shares.

As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our memorandum of association and articles of association, the BVI Business Companies Act, 2004, or the BVI Act, of the British Virgin Islands and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the BVI Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

As a result of all of the above, holders of our ordinary shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the Company, our memorandum of association and articles of association. Shareholders are entitled to have the affairs of the Company conducted in accordance with the general law and its memorandum of association and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the company’s constituent documents. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum of association and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Anti-takeover provisions in our memorandum of association and articles of association and our right to issue preference shares could make a third-party acquisition of us difficult.

Some provisions of our memorandum of association and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares.

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we may not offer those rights to ordinary shareholders unless both the rights and the underlying securities to be distributed to ordinary shareholders are registered under the Securities Act, or the distribution of them to ordinary shareholders is exempted from registration under the Securities Act with respect to all ordinary shareholders. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to rely on an exemption from registration under the Securities Act to distribute such rights and securities. Accordingly, our ordinary shareholders may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

We may be a passive foreign investment company, or PFIC, which could lead to additional taxes for U.S. holders of our ordinary shares.

We do not expect to be, for U.S. federal income tax purposes, a passive foreign investment company, or a PFIC, which is a foreign company for which, in any given taxable year, either at least 75% of its gross income is passive income, or investment income in general, or at least 50% of its assets produce or are held to produce passive income, for the current taxable year, and we expect to operate in such a manner so as not to become a PFIC for any future taxable year. However, because the determination of PFIC status for any taxable year cannot be made until after the close of such year and requires extensive factual investigation, including ascertaining the fair market value of our assets on a quarterly basis and determining whether each item of gross income that we earn is passive income, we cannot assure you that we will not become a PFIC for the current taxable year or any future taxable year. If we are or become a PFIC, a U.S. holder’s ordinary shares could be subject to additional U.S. federal income taxes on gain recognized with respect to the ordinary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. Non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

If the trading price of our ordinary shares fails to comply with the continued listing requirements of the Nasdaq Capital Market, we would face possible delisting, which would result in a limited public market for our ordinary shares and make obtaining future debt or equity financing more difficult for us.

Companies listed on Nasdaq are subject to delisting for, among other things, failure to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. On January 3, 2022, we received an additional letter from Nasdaq notifying us that we are not in compliance with Nasdaq Listing Rules 5550(a)(2) and 5810(c)(3)(A) (the “Nasdaq Listing Rules”). On July 6, 2022, we received an additional 180 calendar day extension from Nasdaq to regain compliance with Nasdaq Listing Rules by maintaining a minimum bid price per share of $1.00 for a minimum of 10 consecutive trading days.

While the notification has no immediate effect on the listing of our ordinary shares on Nasdaq, in accordance with the Nasdaq Listing Rules, we have until January 2, 2023, to regain compliance with the minimum bid price requirement, during which time our ordinary shares will continue to trade on the Nasdaq Capital Market. If at any time before January 2, 2023, 2022, the bid price of our ordinary shares closes at or above US$1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement. In the event we do not regain compliance by January 2, 2023, Nasdaq will provide us with written notification that our ordinary shares will be subject to delisting. At such time, we would have the ability to appeal the delisting determination to a Nasdaq Hearings Panel (the “Panel”). We would remain listed pending the Panel’s decision. There can be no assurance that if we do appeal a subsequent delisting determination, and that such appeal would be successful.

We cannot guarantee that the price of our ordinary shares will comply with the Nasdaq Listing Rules for continued listing on the Nasdaq Capital Market in the future. If we cannot comply with the Nasdaq Listing Rules, our ordinary shares would be subject to delisting and would likely trade on the over-the-counter market. If our ordinary shares were to trade on the over-the-counter market, selling our ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our ordinary shares, further limiting the liquidity of our ordinary shares. As a result, the market price of our ordinary shares may be depressed, and you may find it more difficult to sell our ordinary shares. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

Going Concern Note

Our consolidated financial statements that are incorporated by reference have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred losses for the past three years and as of December 31, 2021, our net current liabilities amounted to $43,982,492. These factors raise substantial doubt about our ability to continue as a going concern. We intend to meet our cash requirements for the 12 months after the issuance date of the audit report included in our Form 20-F for 2021 through a combination of debt and equity financing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry and involve risks and uncertainties. All statements other than statements of historical fact in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and the acquisitions of new technologies and investments.

We will not receive any proceeds from the resale of our ordinary shares by the selling shareholders.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

●	through a combination of any of these methods.

In addition, we or the selling shareholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling shareholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of ordinary shares covered by this prospectus.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We or the selling shareholders may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We or the selling shareholders may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

SELLING SHAREHOLDERS

The selling shareholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 67,015,024 of our ordinary shares. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling shareholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholders.

The amounts and percentages of ordinary shares beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, the persons named below have sole voting and investment power, or share voting and investment power, with respect to the beneficially owned shares listed below.

	Ordinary Shares Beneficially Owned Before the Offering		Maximum Number of Ordinary Shares that May be Sold	Ordinary Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares (1)	%(2)	Hereunder (3)	Shares	%(2)
Sabby Volatility Warrant Master Fund, Ltd. (4)	7,666,663	1.53%	7,666,663	-	-

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (5)	5,333,334	1.07%	5,333,334	-	-

Anson East Master Fund LP (6)	2,371,152	0.48%	2,371,152	-	-

Anson Investments Master Fund LP (7)	8,180,127	1.63%	8,180,127	-	-

Hudson Bay Master Fund Ltd. (8)	18,251,466	3.57%	18,251,466	-	-

L1 Capital Global Opportunities Master Fund (9)	9,589,739	1.91%	9,589,739	-	-

ARM Pacific GP Holdings Limited (10)	10,000,000	2.23%	10,000,000	-	-

Jian Ke (11)	5,422,543	1.09%	5,422,543	-	-

F. Alec Orudjev (12)	200,000	0.04%	200,000	-	-

(1)	Assumes the Warrants held by the selling shareholders are exercised in full solely for the purpose of this section.

(2)

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on November 10, 2022. On November 10, 2022, there were 492,498,688 of our ordinary shares outstanding. To calculate a shareholder’s percentage of beneficial ownership, we include in the numerator and denominator the ordinary shares outstanding and all of our ordinary shares issuable to that person in the event of the exercise of outstanding warrants owned by that person which are exercisable within 60 days of November 10, 2022, subject to any contractual restrictions on exercise. Warrants held by other shareholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our shareholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(3)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling shareholders.

(4)	Includes 7,666,663 ordinary shares issuable upon the exercise of the Warrants. Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”), and Hal Mintz, Manager of Sabby Management, LLC, share voting and investment power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(5)	Includes 5,333,334 ordinary shares issuable upon the exercise of the Warrants. Ayrton Capital LLC, the Investment Manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the ordinary shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the ordinary shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(6)

Includes 2,371,152 ordinary shares issuable upon the exercise of the Warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the ordinary shares held by Anson. Bruce Winson is the Managing Member of Anson Management GP LLC, which is the General Partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are Directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)

Includes 8,180,127 ordinary shares issuable upon the exercise of the Warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the ordinary shares held by Anson. Bruce Winson is the Managing Member of Anson Management GP LLC, which is the General Partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are Directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)	Includes 18,251,466 ordinary shares issuable upon the exercise of the Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the Managing Member of Hudson Bay Capital GP LLC, which is the General Partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is 28 Havemeyer Pl, 2nd Floor, Greenwich, CT 06830.

(9)

Includes 9,589,739 ordinary shares issuable upon the exercise of the Warrants. David Feldman, the Portfolio Manager of L1 Capital Global Opportunities Master Fund, holds voting and dispositive power over the ordinary shares held by L1 Capital Global Opportunities Master Fund. The address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(10)	Liu Xiaolin, Yau Wing Yiu and Li Haifeng, shareholders of ARM PACIFIC GP HOLDINGS LIMITED, hold voting and dispositive power over the ordinary shares held by ARM PACIFIC GP HOLDINGS LIMITED. The address of ARM PACIFIC GP HOLDINGS LIMITED is 1904-5A, Sino Plaza, 255-257 Gloucester Road, Causeway Bay, Hong Kong.

(11)	Includes 5,422,543 ordinary shares issuable upon the exercise of placement agent warrants issued by the Company in connection with certain private placements of the Company’s securities. Mr. Ke is the President and Chief Executive Officer of FT Global Capital, Inc. (Member FINRA/SIPC). The mailing address of Mr. Ke is 1688 Meridian Avenue, Suite 700, Miami Beach, FL 33139.

(12)	Includes 200,000 ordinary shares issuable upon the exercise of placement agent warrants issued by the Company in connection with certain prior private placements of the Company’s securities. Mr. Orudjev is the General Counsel of FT Global Capital, Inc. (Member FINRA/SIPC). The mailing address of Mr. Orudjev is 41 Madison Avenue, #3130, New York, NY 10010.

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 522,794,872 shares, which are designated as (i) 500,000,000 of ordinary shares, par value $0.01 per share, of which 395,042,224 ordinary shares are issued and outstanding, (ii) 1,000,000 preferred shares, par value $0.01 per share (“Preferred Shares” and each a “Preferred Share”), of which 1,000,000 Preferred Shares are issued and outstanding, (iii) 21,794,872 series A preferred shares of par value $0.01 per share (“Series A Preferred Shares” and each a “Series A Preferred Share”), of which 21,794,872 Series A Preferred Shares are issued and outstanding and (iv) 1,500,310 series B preferred shares of par value $0.01 per share (“Series B Preferred Shares” and each a “Series B Preferred Share”), of which 0 Series B Preferred Shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our amended and restated memorandum and articles of association.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable and may only be issued as registered shares. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share of the Company confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into ordinary share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid ordinary shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Series A Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Series A Preferred Share of the Company confers on the holder:

(a)	no right to vote at a meeting of the members of our company or on any resolution of members;

(b)	the right to an equal share in any distribution paid by our company;

(c)	the right to an equal share in the distribution of the surplus assets of our company on our liquidation;

(d)	the right, at such holder’s sole discretion, to convert all or any portion of the holder’s Series A Preferred Shares into ordinary shares at any time commencing after the date of issue of such Series A Preferred Shares. The conversion rate for the Series A Preferred Shares shall be one (1) Ordinary Share for every one (1) Series A Preferred Share. Before any holder of Series A Preferred Shares shall be entitled to convert the same into ordinary shares and to receive certificate(s) for such ordinary shares, he shall surrender the certificate(s) for his Series A Preferred Shares at the office of our company and shall give written notice to our company at such office that he elects to convert the same. Our company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares a certificate(s) for the number of ordinary shares to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate(s) for the Series A Preferred Shares to be converted, and the person or persons entitled to receive the ordinary shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such ordinary shares on such date. The directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Series A Preferred Shares and applying the proceeds towards the issue of the relevant number of new ordinary shares. The provisions of clause 8(3)(e) of our memorandum of association shall not apply to the ordinary shares so converted; and

(e)	the right, at such holder’s sole discretion, to require the redemption or repurchase by our company of all or any portion of the holder’s Series A Preferred Shares (the “Purchased Shares”) in cash at a Repurchase Price defined below upon the following events: (1) six (6) months after the closing date as defined in the share subscription agreement entered into between our company and Geely Technology dated 13 November 2019 (the “Share Subscription Agreement”); (2) the proposed acquisition of eMapgo Technologies (Beijing) Co., Ltd. (the “Proposed Acquisition”) by our company is terminated; (3) our company breaches the Share Subscription Agreement; or (4) within six (6) months from the closing date as defined in the Share Subscription Agreement provided that our company has sufficient funds after completing the Proposed Acquisition by our company. The repurchase price for each Series A Preferred Shares shall be the higher of (i) US$1.95 per share; or (ii) the US dollars equivalent to RMB13.7648 per share (the “Repurchase Price”), where the exchange rate shall be the central parity rate between RMB and USD published by the People’s Bank of China the day before Geely Technology issues the repurchase notice, plus an eight percent (8%) annual simple interest rate basis calculated from the date such Repurchase Price was fully paid until the date of full payment of the Repurchase Price, which shall be made in a lump sum on the date of the payment of the Repurchase Price, plus all declared but unpaid dividends with respect to the Series A Preferred Shares. Before any holder of Series A Preferred Shares shall be entitled to require the redemption or repurchase by our company of all or any portion of the holder’s Series A Preferred Shares, he shall surrender the certificate(s) for his Series A Preferred Shares at the office of our company and shall give written notice to our company (the “Redemption Notice”) at such office that he elects to require the redemption or repurchase by our company of the same. Our company shall pay the corresponding Repurchase Price within sixty (60) days following twelve (12) months after the Purchased Shares are issued.

Series B Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Series B Preferred Share of our company confers on the holder:

(a)	Subject to compliance with the requirements of the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and other restrictions under the purchase agreement entered into by and among our company, Zhi-Xun Wang and Hong-Bin Lu (the “Parties”) and other parties named therein on August 27, 2019 and the supplemental agreement entered into by and among the Parties and other parties on October 11, 2019, the Series B Preferred Shares shall be redeemable at the option of holders of the Series B Preferred Shares by delivery of a written request to the Purchaser (“Redemption Request”) within the period from 6th month to 12th month after its issuance. Our company cannot reject such Redemption Request and shall make the best efforts to implement such redemption by paying cash within 10 working days after receipt of the Redemption Request. The redemption price for each Series B Preferred Share redeemed shall be an amount of USD equivalent to RMB28.75 per share plus an internal rate of return of 10% per year.

(b)	Any Series B Preferred Share may, at the option of the holder thereof, be converted into fully-paid and non-assessable ordinary shares without any restrictions under the Securities Act of 1933, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, the Company’s memorandum and articles of association or any other contracts within the period from 9th month to 12th month after its issuance. The conversion ratio for Series B Preferred Shares to ordinary shares shall be 1:1.

The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles.

Objects of the Company.

Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

Register of Members

The Company shall keep a register of members containing;

(a)	the names and addresses of the persons who hold registered shares in the Company;

(b)	the number of each class and series of registered shares held by each member;

(c)	the date on which the name of each member was entered in the register of members;

(d)	the date on which any person ceased to be a member; and

(e)	such other information as may be prescribed pursuant to the Act.

Dividends

The Company may by a resolution of directors declare a distribution by way of dividend and pay such distribution in money, shares or other property. In the event that distributions by way of dividend are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the distribution by way of dividend, a fair and proper value for the assets to be so distributed.

The directors may from time to time pay to the members such interim distributions by way of dividend as appear to the directors to be justified by the profits of the Company.

Issuance of Additional Shares

Subject to the provisions of the Company’s Memorandum and Articles of Association and, if applicable, the rules of the stock exchange on which the Company is listed, and any resolution of members, the directors of the Company may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine. The directors shall not issue more shares than the maximum number provided for in the Memorandum and Articles of Association.

Transfer of Shares

The Company may, upon receipt of an instrument of transfer, enter the name of the transferee in the register of members subject to the prior or simultaneous approval of the Company as evidenced by a resolution of directors or by a resolution of members. Subject to any resolution of the members to the contrary, the directors may resolve by resolution of directors to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution of directors.

Interested Transactions

A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(i)	vote on a matter relating to the transaction;

(ii)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(iii)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

Borrowing Powers

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Meetings and Consents of Members

The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. The Company may hold an annual general meeting, but shall not (unless required by stock exchange on which the Company’s securities are listed) be obliged to hold an annual general meeting.

Upon the written request of members holding 30 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

A meeting of members may be called on short notice:

(a)	if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

Forfeiture of Shares

When shares not fully paid on issue or issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates upon (i) written notice specifying a date for payment to be made and the shares in respect of which payment is to be made being served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt and (ii) failure to comply with such notice within the prescribed time.

Redemption or Repurchase of Shares

Subject to the Memorandum and Articles of Association, the Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles of Association to purchase, redeem or otherwise acquire the shares without their consent. No purchase, redemption or other acquisition of shares shall be made unless the directors determine by resolution of the directors that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Anti-takeover Provisions in Our Memorandum of Association and Articles of Association

Some provisions of our memorandum of association and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares.

Limitation on Liability and Indemnification Matters

Under British Virgin Islands laws, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum of association and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The corporate statutes of the State of Delaware and the British Virgin Islands are similar, and the flexibility available under British Virgin Islands law has enabled us to adopt memorandum of association and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under the Delaware General Corporation Law, or Delaware corporate law. Set forth below is a summary of some of the differences between provisions of the BVI Act applicable to us and the laws application to companies incorporated in Delaware and their shareholders.

Director’s Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its stockholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling stockholder and not shared by the stockholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes the BVI Act or the memorandum of association or articles of association of the company.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the stockholders is required to amend the certificate of incorporation. Under British Virgin Islands law and our memorandum of association and articles of association, (i) our shareholders may amend our memorandum of association and articles of association by a resolution of shareholders, or (ii) our board of directors may amend our memorandum of association and articles of association by a resolution of directors without a requirement for a resolution of shareholders so long as the amendment does not:

●	restrict the rights of the shareholders to amend the memorandum of association and articles of association;

●	change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum of association and articles of association;

●	amend the memorandum of association and articles of association in circumstances where the memorandum of association and articles of association cannot be amended by the shareholders; or

●	amend the provisions of memorandum of association or the articles of association pertaining to “rights, privileges, restrictions and conditions attaching to shares,” “rights not varied by the issue of shares pari passu,” “variation of class rights” and “amendment of memorandum and articles of association”.

Written Consent of Directors

Under Delaware corporate law, directors may act by written consent only on the basis of a unanimous vote. Under British Virgin Islands law, directors may pass a written resolution (a) by such majority of the votes of the directors entitled to vote on the resolution as may be specified in the memorandum of association or articles of association or (b) in the absence of any provision in the memorandum of association or the articles of association, by all the directors entitled to vote on the resolution. Our articles of association provide that a resolution consented to in writing by the directors may be passed by a simply majority of the directors or of all members of the committee, as the case may be.

Written Consent of Shareholders

Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of stockholders of a corporation, may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. As permitted by British Virgin Islands law, subject to the memorandum or articles of association, an action that may be taken by members of the company at a meeting of shareholders may also be taken by a resolution of shareholders consented to in writing. Our articles of association provide that shareholders may approve corporate matters by way of a resolution consented to at a meeting of shareholders or in writing by a majority of shareholders entitled to vote thereon.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our articles of association provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise 30% or more of our outstanding voting shares in respect of the matter for which the meeting is requested.

Sale of Assets

Under Delaware corporate law, a vote of the stockholders is required to approve the sale of assets only when all or substantially all assets are being sold. In the British Virgin Islands, shareholder approval is required when more than 50% of the company’s total assets by value are being disposed of or sold.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. As permitted by British Virgin Islands law and our articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option or at the option of the holders of such stock provided there remains outstanding shares with full voting power. Such stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of such stock. As permitted by British Virgin Islands law, and our memorandum of association and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Our directors must determine that immediately following the redemption or repurchase we will be able to pay our debts as they fall due and the value of our assets exceeds our liabilities.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, and our memorandum of association and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of holders of not less than three-fourths of the issued shares of that class and holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by the variation.

Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate provides otherwise. As permitted by British Virgin Islands law and our memorandum of association and articles of association, directors may be removed with or without cause by resolution of directors or resolution of shareholders.

Mergers

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Inspection of Books and Records

Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Holders of our shares have no general right under British Virgin Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide holders of our shares with annual audited financial statements. See “Where You Can Find Additional Information.”

Conflict of Interest

The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed (for example where the transaction is between the company and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our memorandum of association and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or that owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Independent Directors

There are no provisions under Delaware corporate law or under the BVI Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions to cumulative voting under the laws of the British Virgin Islands, but our memorandum of association and articles of association do not provide for cumulative voting

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part, does not purport to be complete and is subject to and qualified in its entirety by our memorandum of association and articles of association and by the applicable provisions of British Virgin Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately our:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares of, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities. The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles.

Ordinary Shares

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share which is currently issued and outstanding confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into Ordinary Share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid ordinary shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Our board may fix the rights, preferences, privileges and restrictions of authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our ordinary shares or any series of preferred shares;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred shares and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of the preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preferred per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	any listing of preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred shares terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, preferred shares and/or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

Subscription Rights

We may issue subscription rights to purchase our ordinary shares and/or preferred shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or preferred share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or preferred shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

Debt Securities

We may issue debt securities from time to time, in one or more series, as senior, subordinated debt and/or convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following statement sets forth the expenses of the Company in connection with the offering described in this Registration Statement (all of which will be borne by the Company). All amounts shown are estimated.

SEC registration fee		$27,810.00
Legal fees and expenses		+
FINRA filing fees		+
The NASDAQ Capital Market Listing Fee		+
Accounting fees and expenses		+
Printing expenses		+
Miscellaneous expenses		+
Total	$

+	Estimated expenses are not presently known.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Conyers Dill & Pearman 29th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 2021 and for the fiscal year ended December 31, 2021 incorporated by reference into this prospectus have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 2020 and for the fiscal years ended December 31, 2020 and 2019 incorporated by reference into this prospectus have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC.  The SEC maintains an internet site that contains such reports, and other information regarding issuers that file electronically with the at www.sec.gov. You may also find these materials at our corporate website, which can be found at www.luokung.com.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	our Annual Report of Foreign Private Issuer on Form 20-F for the fiscal year ended December 31, 2021, filed on May 17, 2022;

●	our Reports of Foreign Private Issuer on Form 6-K dated January 7, 2022; April 1, 2022; June 29, 2022; July 7, 2022; July 26, 2022, as amended and July 29, 2022; and

●	the description of the ordinary shares contained in exhibit 2.4 of our Annual Report of Foreign Private Issuer on Form 20-F for the fiscal year ended December 31, 2020, filed on May 14, 2021, and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus, and such reports are deemed incorporated by reference herein. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Luokung Technology Corp.
Attention: Investor Relations
B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road,
Chaoyang District, Beijing
People’s Republic of China, 100020
(tel.) (86) 10-65065217

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Article 157 of our articles of association requires that differences arising between the Company and any member in respect of the true intent and construction or the incidence or consequences of articles of association or the BVI Business Companies Act, touching anything done or executed, omitted or suffered in pursuance of the BVI Business Companies Act or touching any breach or alleged breach or otherwise relating to the premises or to articles of association or to the BVI Business Companies Act or other BVI law affecting the Company or to any of the affairs of the Company, be referred to arbitration. Other than with respect to disputes of the type set out in Article 157, arbitration is not stated to be the means for resolving matters with our shareholders. This provision does not apply to claims made under the federal securities laws of the United States.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Conyers Dill & Pearman our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

LUOKUNG TECHNOLOGY CORP.

$300,000,000

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

PROSPECTUS

, 2022

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

 The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, NOVEMBER 17, 2022

PROSPECTUS SUPPLEMENT

LUOKUNG TECHNOLOGY CORP.

67,015,024 Ordinary Shares

Issuable Upon Exercise of Warrants

This prospectus supplement relates to (i) our ordinary shares issuable upon the exercise of our outstanding warrants to purchase an aggregate of 57,015,024 of our ordinary shares and (ii) 10,000,000 of our ordinary shares eligible for resale by a selling shareholder. The warrants were originally issued by us on July 28, 2022 with an exercise price of $0.41 per share (the “Warrants”). The Warrants expire five years after their respective issuance dates.

Our ordinary shares are traded on The NASDAQ Capital Market under the symbol “LKCO.” On October 28, 2022, the last reported sale price of our ordinary shares was $0.17 per share.

We may offer securities directly to investors or through agents, underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names and any applicable purchase prices, fees, commissions or discount arrangements will be set forth in the prospectus supplement.

An investment in our shares involves a high degree of risk. Before purchasing any shares, you should consider carefully the risks described under “Risk Factors” beginning on page S-17.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is                              , 2022

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering by us of our ordinary shares issuable upon the exercise of Warrants previously issued in July 2022. We have an existing “shelf” Registration Statement on Form S-3, File No. 333-225377, that was declared effective on June 14, 2021 and which expires on June 14, 2021 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”). We are filing a new “shelf” Registration Statement on Form S-3, File No. 333- , of which this prospectus supplement and the accompanying prospectus form a part (the “New Registration Statement”). The ordinary shares registered under the New Registration Statement include (i) ordinary shares underlying Warrants to purchase an aggregate of 57,015,024 ordinary shares at exercise prices ranging from $0.41 per share, which Warrants were previously issued by us and registered under the Prior Registration Statement and (ii) 10,000,000 ordinary shares eligible for resale by a selling stockholder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of the New Registration Statement. We are filing this prospectus supplement under the New Registration Statement for the sole purpose of ensuring that an effective registration statement at all times covers the exercise of such previously issued Warrants.

Before buying any ordinary shares underlying the Warrants, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the ordinary shares underlying the Warrants and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward-looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “LKCO,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Luokung Technology Corp., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China. “Zhong Chuan Shi Xun” or the “VIE” refer to Beijing Zhong Chuan Shi Xun Technology Limited, the Company’s variable interest entity, unless otherwise indicated.

Overview

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a British Virgin Islands limited liability company (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

We are a spatial-temporal intelligent big data services company, as well as a provider of LBS and HD Maps for various industries in China. Backed by our proprietary technologies and expertise in HD Maps and multi-sourced intelligent spatial-temporal big data, we established city-level and industry-level holographic spatial-temporal digital twin systems and actively serves industries including smart transportation with applications in autonomous driving, smart highway and vehicle-road collaboration, natural resource asset management, covering carbon neutral and environmental protection remote sensing data service, and LBS smart industry applications, including mobile Internet LBS, smart travel, smart logistics, new infrastructure, smart cities, emergency rescue, etc.

We believe that road-to-vehicle coordination is the keystone for smart travel and autonomous driving in the future. Therefore, smart cars require smart roads. We are actively deploying smart solutions for both vehicles and roads.

For vehicles, we are supporting eMapgo’s position as an HD Map provider with continued investment in its technical R&D in the fields of autonomous driving data services, simulation services, and full-cognition AI services with a goal of continuing to optimize, deepen and expand services for automakers and top-tier autonomous driving firms. We believe we have led the development of the industry standard for “Autonomous Driving HD Map Collection Element Model and Interaction Format”, and we expect that eMapgo will continue to play an active role in setting industry standards in the near future.

For roads, we are actively promoting smart road services based on its spatial-temporal digital base, including but not limited to HD Map-based smart road AI digital base, 24/7 road hazard awareness, severe weather perception and other road information data perception service systems and smart management platforms. With these efforts, Luokung aims to assist expressway operators in managing their digitized assets more securely and efficiently and to achieve vehicle-to-road data communication where vehicles can digitally receive roadside information that affects safety, convenience and comfort in real time. We are providing similar smart digital services for China’s new generation smart transportation demonstration project-Changjiu Expressway, a project that showcases our respected position in the field of smart highways.

Although Luokung’s AI spatial-temporal big data services do not directly solve the issue of carbon emissions, we believe that our data service helps policymakers, industry regulators and market service participants monitor real situation and data changes, in their efforts to reduce carbon emissions and to serve as an important digital base for carbon emission trading. We believe that Luokung has established China’s most powerful remote sensing data engine that integrates high-resolution remote sensing, HD maps and various IoT sensor data, enabling us to launch the most efficient remote sensing data processing service. This offering addresses a broader market focus on industrial applications in carbon emission, carbon neutrality, geographical resources, forestry resources, water resources, crops and others, a marketplace we define as a carbon neutrality natural resource asset service business.

As an LBS data services provider of information flow management and market services, the growth of the business is powered by its unified platform capabilities to manage the whole life cycle market services from planning, ordering, fulfilling, conversion monitoring and reporting. It can optimize the delivery effectiveness through account unification for different platforms and intelligent distribution among different marketing channels, formats and creatives to achieve higher efficiency, lower cost and better performance, based on real time feedback loop integrating delivery and result tracking.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Softech, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Superengine Holding Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Superengine”), pursuant to which LK Technology acquired all of the issued and outstanding shares of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which was paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

On August 28, 2019, the Company entered into a Share Purchase Agreement, pursuant to which the Company will acquire 100% of the equity interests of Saleya Holdings Limited (“Saleya”) from Saleya’s shareholders for an aggregate purchase price of approximately $120 million. On March 17, 2021, the Company completed the acquisition of 100% equity interest in Saleya for a consideration of (i) a cash amount of $102 million (RMB666 million), (ii) 9,819,926 LKCO ordinary shares and (iii) 1,500,310 LKCO preferred shares pursuant to a supplemental agreement dated February 24, 2021. The main operating subsidiary, eMapgo Technologies (Beijing) Co., Ltd. is a provider of navigation and electronic map services in China, as well as a provider of Internet map services and geographic information system engineering. The acquisition enables us to develop our smart transportation business, including autonomous driving and vehicle-road collaboration (V2X). From April 2021 to December 2021, Saleya contributed $9.1 million to smart transportation revenue and incurred a net loss of $4.5 million.

On May 10, 2019 and November 6, 2020, the Company entered into a Stock Purchase Agreement and The Supplementary Agreement to Stock Purchase Agreement with the shareholders of Botbrain AI Limited (“Botbrain”), a limited liability company incorporated under the laws of the British Virgin Islands, pursuant to which the Company acquired 67.36% of the issued and outstanding shares of Botbrain for an aggregate purchase price of $2.5 million (RMB 16.4 million), of which $1.5 million (RMB 9.6 million) was to be paid in cash to obtain 20% of Botbrain and the Company issued 1,789,618 ordinary shares to acquire the remaining 47.36% of Botbrain. The closing of the acquisition was completed on December 4, 2020.

On November 13, 2019, the Company entered into a Share Subscription Agreement with Geely Technology Group Co., Ltd. (“Geely Technology”) to issue 21,794,872 series A preferred shares at a purchase price of $1.95 per share for an aggregate purchase price of $42,500,000. Per the terms of the agreement, the Company recognized $32,910,257 as a loan. The Company received $21,743,857 as of December 31, 2019 and the remaining amount was received in January 2020. Geely Technology may request the repayment after November 2020, under such circumstance, the Company shall pay it back in January of 2021. On December 24, 2020, Geely Technology sent a notice of redemption. The Company is in negotiation for an extension with Geely Technology.

On November 13, 2019, the Company entered into a Securities Purchase Agreement with Acuitas Capital, LLC. and a Warrant to purchase the Company’s ordinary shares pursuant to which the Purchaser subscribed to purchase up to $100,000,000 of units with up to a $10,000,000 subscription at each closing, with each Unit consisting of one ordinary share and one warrant, where each whole warrant entitles the holder to purchase one ordinary share. The Securities Purchase Agreement contemplates periodic closings of $10,000,000. On July 16, 2020, the Company held the first closing pursuant to the Purchase Agreement and received $10,000,000. The Purchaser had received 7,763,975 ordinary shares on November 13, 2019 in consideration for such $10,000,000. The Purchaser also exercised the Warrant and received 15,897,663 ordinary shares upon the exercise of the Warrant. On December 31, 2020, the Purchase Agreement has been terminated.

On August 10, 2020, the Company entered into a cooperation framework agreement with Nanjing Antong Meteorological Data Limited (“Nanjing Antong”) and Nanjing Weida Electronic Technology Co., Ltd. (“Nanjing Weida”), pursuant to which the Company would invest $153,000 (RMB 1 million) each to Nanjing Antong and Nanjing Weida in order to establish a joint venture with Nanjing Antong. On August 27, 2020, the joint venture was established, SuperEngine, eMapgo Technologies (Beijing) Co., Ltd. (“EMG”) and Nanjing Antong hold 50%, 20% and 30% of equity of interest, respectively. The joint venture engages in real-time traffic information services for China’s high-class highways, urban roads, urban and rural roads, as well as expressway data and travel value-added services.

VIE Arrangements with VIEs and Their Respective Shareholders

To comply with the PRC legal restrictions on foreign investments, the Company operates such restricted services in the PRC through certain PRC domestic companies, whose nominal equity interests are held by certain management members or founders of the Company or certain other third parties. Part of the registered capital of these PRC domestic companies was funded by certain management members, or founders of the Company or certain other third parties. The Company has entered into certain exclusive business services agreements with these PRC domestic companies, which entitle it to receive a majority of their residual returns and make it obligatory for the Company to absorb a majority of the risk of losses from their activities. In addition, the Company has entered into certain agreements with those management members, founders, or certain other third parties, including equity interest pledge agreements of the nominal equity interests held by those management members, founders or certain other third parties in these PRC domestic companies, and exclusive option agreements to acquire such nominal equity interests in these PRC domestic companies when permitted by the PRC laws, rules and regulations.

Details of the typical VIE structure of the Company’s significant consolidated VIEs, namely Zhong Chuan Shi Xun, Beijing Botbrain and EMG are set forth below:

(i)	Contracts that give the Company effective control of VIEs

Exclusive Option Agreement

Each VIE equity holders has granted the WFOEs exclusive call options to purchase the nominal equity interest in the VIEs at an exercise price equal to (i) with regard to Zhong Chuan Shi Xun, the minimum price as permitted by applicable PRC laws, or (ii) with regard to Beijing Botbrain, RMB10 in aggregate, or if appraisal is required as requested by relevant PRC laws, the price as determined by the relevant parties, or (iii) with regard to EMG, RMB 1 in aggregate or other price as determined by the relevant parties, provided that if required by relevant PRC laws, the minimum price as permitted by PRC laws shall apply. The WFOEs may designate another entity or individual to purchase the nominal equity interests, if applicable, under the call options. Each call option is exercisable subject to the condition that applicable PRC laws, rules and regulations do not prohibit completion of the transfer of the nominal equity interests pursuant to the call option. The VIEs shall not declare any dividend or other distribution to its equity holders unless with the approval of the WFOEs. With regard to Zhong Chuan Shi Xun and Beijing Botbrain, the exclusive call option agreements remain in effect for ten (10) years and may be renewed at the election of the WFOEs. With regard to EMG, the exclusive call option agreement shall remain in effect until all nominal equity interest under the call option has been transferred to the WFOE or its designated entity or individual.

Equity Pledge Agreements

As for Zhong Chuan Shi Xun and Beijing Botbrain, pursuant to the relevant equity pledge agreements, the relevant VIE equity holders have pledged all of their interests in the equity of the VIEs as a continuing security interest in favor of the corresponding WFOEs to secure the performance of obligations by the VIEs and/or the equity holders under the exclusive business cooperation agreements. Each WFOE is entitled to exercise its right to dispose of the VIE equity holders’ pledged interests in the equity of the VIE in accordance with applicable PRC laws in the event of any breach or default, and VIE equity holders shall cease to be entitled to any rights or interests associated with their nominal equity interests in the VIEs. These equity pledge agreements remain in force until and unless the obligations of the VIE equity holders to the WFOEs under the exclusive business cooperation agreements have been fulfilled.

As for EMG, pursuant to the relevant equity pledge agreement, the relevant VIE equity holder has pledged all of its nominal equity interest in the VIE as a continuing first priority security interest in favor of the corresponding WFOE to secure the performance of obligations by the VIE as set forth in relevant exclusive option agreement, proxy agreement, the equity pledge agreement and the VIE’s obligation to repay the secured indebtedness. The VIE equity holder shall not be entitled to receive any dividend associated with its nominal equity interest unless with the approval of the WFOE, and the dividend received by the VIE equity holder shall be deposited in the account designated by the WFOE and subject to the supervision of the WFOE. In the event of any breach or default, the WFOE shall be entitled all rights to relief, including but not limited to disposing the nominal equity interest held by the VIE equity holder. The equity pledge agreement shall remain in force until and unless the obligations of the VIE equity holder to the WFOE under Exclusive option agreement, proxy agreement, the equity pledge agreement have been fulfilled or all the secured indebtedness has been paid off.

Power of Attorney

As for Zhong Chuan Shi Xun and Beijing Botbrain, pursuant to the relevant power of attorney, each of the relevant VIE equity holders irrevocably appoints the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interests in relevant VIE conferred by relevant laws and regulations and the articles of associate of such VIE. The power of attorney shall remain effective as long as such VIE equity holder remain as a shareholder of Zhong Chuan Shi Xun or Beijing Botbrain.

As for EMG, pursuant to the relevant power of attorney, the relevant VIE equity holder irrevocably appoints certain person designated by the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interest in relevant VIE conferred by relevant laws and regulations and the articles of associate of such VIE. The power of attorney of EMG shall remain effective until March 11, 2044, which will be renewed automatically for another ten (10) years unless the parties to the power of attorney agree otherwise.

(ii)	Contracts that enable the Company to receive the certain benefits from the VIEs

Exclusive business cooperation agreements

As for Zhong Chuan Shi Xun and Beijing Botbrain, each relevant VIE has entered into an exclusive business services agreement with the corresponding WFOE, pursuant to which the relevant WFOE provides exclusive business services to the VIE. In exchange, (i) Zhong Chuan Shi Xun pays a service fee to the corresponding WFOE which shall be no less than 80% of Zhong Chuan Shi Xun’s after-tax profits; (ii) Beijing Botbrain pays a service fee to the corresponding WFOE which shall be reasonably determined by such WFOE based on certain factors; (iii) EMG pays a service fee to the corresponding WFOE which shall be 20% of EMG’s annual income. Luokung exercises control over the VIEs through a Call Option Agreement, an Equity Pledge Agreement, an Exclusive Business Cooperation Agreement and a Proxy Agreement. The amount of service fees to be paid by EMG and Botbrain shall be determined solely by the WFOE or as mutually agreed by the WFOE and the VIEs. Based on the control Luokung exercises through these agreements and based on its ability to determine the fees paid by EMG and Botbrain, Luokung is considered the primary beneficiary of the VIEs. There is no fixed payment schedule in settling the amounts due from the VIEs. Payments are made based on the cash position of the VIEs.

Corporate Structure

Cash Flows through Our Organization

Luokung Technology Corp. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and consolidated affiliated entities in China. As a result, although other means are available for us to obtain financing at the holding company level, Luokung Technology Corp.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Luokung Technology Corp. In addition, our PRC subsidiaries are permitted to pay dividends to Luokung Technology Corp. only out of their retained earnings, if any, as determined in accordance with applicable accounting standards and regulations. Further, our PRC subsidiaries and consolidated affiliated entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Under PRC law, Luokung Technology Corp. may provide funding to its PRC subsidiaries only through capital contributions or loans, and to its affiliated entities in China only through loans, subject to satisfaction of applicable government registration that we are not able to make direct capital contribution.

Under PRC laws and regulations, our PRC subsidiaries and consolidated affiliated entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to review by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our consolidated affiliated entities in which we have no legal ownership. Other than a dividend paid to certain of our preferred shareholders in 2021, our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. There is no fixed payment schedule in settling the amounts under VIE, which shall be based on the cash position of VIEs.

The following is the tabular form condensed consolidating schedule depicting the financial position, cash flows and results of operations for the parent, the consolidated variable interest entity, and any consolidation adjustments separately - as of and for the years ending December 31, 2021, 2020 and 2019.

Consolidating Statements of Income Information

	Year ended December 31, 2021
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	(2,121,185)	171,503,642	(24,314,492)	145,067,965
Cost of Revenue	300,000	(48,673)	131,315,543	(2,540,784)	129,026,086
Gross profit (loss)	(300,000)	(2,072,512)	40,188,099	(21,773,708)	16,041,879
Operating expenses	29,415,319	37,189,215	21,074,461	(6,018,545)	81,660,450
Loss from operations	(29,715,319)	(39,261,727)	19,113,638	(15,755,163)	(65,618,571)
Other expenses, net	3,139	(155,581)	(3,836,228)	9,919	(3,978,751)
Provision for income tax	-	-	(9,665)	8,136,002	8,126,337
Loss before noncontrolling interest	(29,712,180)	(39,417,308)	15,267,745	(7,609,242)	(61,470,985)
Less: loss attributable to noncontrolling interest	-	-	(7,330,267)	-	(7,330,267)
Net loss	(29,712,180)	(39,417,308)	7,937,478	(7,609,242)	(68,801,252)

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	-	22,268,378	(4,004,590)	18,263,788
Cost of Revenue	-	-	17,479,479	-	17,479,479
Gross profit (loss)	-	-	4,788,899	(4,004,590)	784,309
Operating expenses	1,575,656	8,956,033	13,157,614	17,345,859	41,035,162
Loss from operations	(1,575,656)	(8,956,033)	(8,368,715)	(21,350,449)	(40,250,853)
Other expenses, net	13,582	161,076	141,014	(121,784)	193,888
Provision for income tax	-	-	-	-	-
Loss before noncontrolling interest	(1,562,074)	(8,794,957)	(8,227,701)	(21,472,233)	(40,056,965)
Less: loss attributable to noncontrolling interest	-	-	191,325	-	191,325
Net loss	(1,562,074)	(8,794,957)	(8,036,376)	(21,472,233)	(39,865,640)

	Year ended December 31, 2019
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	-	21,346,211	(2,567,039)	18,779,172
Cost of Revenue	-	-	14,976,016	-	14,976,016
Gross profit (loss)	-	-	6,370,195	(2,567,039)	3,803,156
Operating expenses	1,830,076	8,520,981	22,302,997	2,665,866	35,319,921
Loss from operations	(1,830,076)	(8,520,981)	(15,932,802)	(5,232,905)	(31,516,765)
Other expenses, net	(7,989)	(185,204)	542,810	(855,055)	(505,438)
Provision for income tax	-	-	70,992	-	70,992
Loss before noncontrolling interest	(1,838,065)	(8,706,185)	(15,319,000)	(6,087,960)	(31,951,211)
Less: loss attributable to noncontrolling interest	-	-	438,033	-	438,033
Net loss	(1,838,065)	(8,706,185)	(14,880,967)	(6,087,960)	(31,513,178)

Consolidating Balance Sheets Information

	Year ended December 31, 2021
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Cash	5,655,725	6,670,647	4,468,891	-	16,795,263
Accounts receivable	-	(4,996,556)	39,240,616	(20,440,693)	13,803,367
Other current asset	80,544,830	65,027,240	63,223,526	(181,668,212)	27,127,384
Total current asset	86,200,555	66,701,331	106,933,033	(202,108,905)	57,726,014
Property and equipment, net	-	943,401	4,639,079	-	5,582,480
Intangible asset, net	-	-	449,320	102,435,697	102,885,017
Right of use asset, net	-	1,228,469	3,256,374	-	4,484,843
Other-non-current asset	66,059,641	61,687,704	63,974,874	(97,211,714)	94,510,505
Total Non-current asset	66,059,641	63,859,574	72,319,647	5,223,983	207,462,845
Total Asset	152,260,196	130,560,905	179,252,680	(196,884,922)	265,188,859
Accounts payable	-	21,767,415	23,652,117	(36,226,913)	9,192,619
Lease liability	-	463,332	983,491	-	1,446,823
Other current liabilities	530,238	98,265,875	149,931,485	(157,658,534)	91,069,064
Total current liabilities	530,238	120,496,622	174,567,093	(193,885,447)	101,708,506
Lease liability-NC	-	804,303	2,260,054	-	3,064,357
Other non-current liabilities	-	-	941,073	5,626,921	6,567,994
Total non-current liabilities	-	804,303	3,201,127	5,626,921	9,632,351
Total liabilities	530,238	121,300,925	177,768,220	(188,258,526)	111,340,857
Accumulated deficit	(34,074,308)	(129,796,725)	(78,586,946)	59,747,703	(182,710,276)
Other equity	185,804,266	139,056,705	80,071,406	(68,374,099)	336,558,278
Total equity	151,729,958	9,259,980	1,484,460	(8,626,396)	153,848,002
Total Liability and stockholders’ equity	152,260,196	130,560,905	179,252,680	(196,884,922)	265,188,859

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Cash	-	17,366	54,427	-	71,793
Accounts receivable	-	-	23,177,923	(19,196,981)	3,980,942
Other current asset	21,421	60,750,751	80,963,861	(133,739,655)	7,996,378
Total current asset	21,421	60,768,117	104,196,211	(152,936,636)	12,049,113
Property and equipment, net	-	16,421	497,942	-	514,363
Intangible asset, net	-	-	414,989	42,301,605	42,716,594
Right of use asset, net	-	210,239	159,508	-	369,747
Other-non-current asset	-	9,569,825	11,158,142	52,805,090	73,533,057
Total Non-current asset	-	9,796,485	12,230,581	95,106,695	117,133,761
Total Asset	21,421	70,564,602	116,426,792	(57,829,941)	129,182,874
Accounts payable	-	20,638,035	20,656,467	(35,452,991)	5,841,511
Lease liability	-	191,099	145,438	-	336,537
Other current liabilities	4,089,281	36,742,660	107,596,720	(80,993,571)	67,435,090
Total current liabilities	4,089,281	57,571,794	128,398,625	(116,446,562)	73,613,138
Lease liability-NC				-
Other non-current liabilities	-	-	-	2,875,631	2,875,631
Total non-current liabilities	-	-	-	2,875,631	2,875,631
Total liabilities	4,089,281	57,571,794	128,398,625	(113,570,931)	76,488,769
Accumulated deficit	(4,172,799)	(51,352,319)	(40,856,100)	(16,861,294)	(113,242,512)
Other equity	104,939	64,345,127	28,884,267	72,602,284	165,936,617
Total equity	(4,067,860)	12,992,808	(11,971,833)	55,740,990	52,694,105
Total Liability and stockholders’ equity	21,421	70,564,602	116,426,792	(57,829,941)	129,182,874

Consolidating Cash Flows Information

	Year ended December 31, 2021
	Parent	Subsidiaries	VIE	Elimination	Consolidated

Net cash (used in)/provided by operation activities	(86,208,510)	18,418,485	15,901,191	(1,899,125)	(53,787,959)
Net cash (used in)/provided by investing activities	(72,449,477)	(52,735,367)	(13,978,334)	60,766,693	(78,396,485)
Net cash (used in)/provided by financing activities	164,103,934	40,474,282	4,696,253	(60,363,735)	148,910,734
Effect of exchange rate changes on cash	209,778	102,830	(1,591,543)	1,276,116	(2,820)
Net increase in cash and cash equivalents	5,655,725	6,260,229	5,027,567	(220,051)	16,723,470

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE	Elimination	Consolidated

Net cash (used in)/provided by operation activities	21	(4,229,760)	(11,651,021)	56,952	(15,823,808)
Net cash (used in)/provided by investing activities	-	(19,237,128)	(4,817,894)	4,673,626	(19,381,396)
Net cash (used in)/provided by financing activities	(21)	21,430,816	14,964,574	(4,856,951)	31,538,418
Effect of exchange rate changes on cash	-	25,684	17,207	-	42,891
Net increase in cash and cash equivalents	-	(2,010,388)	(1,487,134)	(126,373)	(3,623,895)

	Year ended December 31, 2019
	Parent	Subsidiaries	VIE	Elimination	Consolidated
Net cash (used in)/provided by operation activities	49	(5,396,893)	(11,256,732)	(1,609,968)	(18,263,544)
Net cash (used in)/provided by investing activities	-	(14,626,876)	(1,669,990)	1,669,990	(14,626,876)
Net cash (used in)/provided by financing activities	(49)	21,397,864	14,168,216	(125,778)	35,440,252
Effect of exchange rate changes on cash	-	(26,970)	(16,798)	(2,595)	(46,363)
Net increase in cash and cash equivalents	-	1,347,125	1,224,696	(68,352)	2,503,469

Chinese Regulatory Developments

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this prospectus supplement, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to register their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC and will issue audit reports related to us in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to us because our current auditors are subject to PCAOB review, if this changes in the future for any reason, we may be subject to the HFCAA. The implications of this regulation if we were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

The following is a summary of the principal risks we face related to our doing business in China. These risks are discussed more fully in the section titled “Risk Factors” and should be read in conjunction with those risk factors and the other risk factors included herein and incorporated by reference in our Annual Report on Form 20-F.

●	If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

●	Our business benefits from certain government tax incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

●	If we were deemed a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New EIT Law and our non-PRC shareholders could be subject to certain PRC taxes.

●	Our holding company structure may limit the payment of dividends.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●	Governmental control of currency conversion may affect the value of your investment.

●	Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

●	PRC laws and regulations governing our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

●	Our auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Other Recent Developments

On each of February 5, 2021, February 11, 2021, February 17, 2021 and September 20, 2021, we entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with certain institutional investors (the “Buyers”) pursuant to which we agreed to sell to the Buyers, in registered direct offerings, units consisting of one of our ordinary shares and a warrant to purchase ordinary shares (“Units”). These registered direct offerings closed on February 9, 2021, February 16, 2021, February 19, 2021 and September 22, 2021, respectively. The Placement Agent served as, and received customary compensation for serving as, the placement agent in each of these offerings.

In the February 5, 2021 offering, we sold Units consisting of an aggregate of 9,615,387 ordinary shares and warrants exercisable to purchase 4,807,694 at a price of $0.52 per Unit, for aggregate gross proceeds to us of approximately $5 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 5, 2021 offering are exercisable for up to three years from the date of issuance at $0.68 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, also exercisable at a price of $0.68 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the February 11, 2021 offering, we sold Units consisting of an aggregate of 16,891,892 ordinary shares and warrants to purchase 8,445,946 ordinary shares at a price of $0.888 per Unit, for aggregate gross proceeds to us of approximately $15 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 11, 2021 offering are exercisable for up to three years from the date of issuance at $1.11 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, also exercisable at a price of $1.11 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the February 17, 2021 offering, we sold Units consisting of an aggregate of 48,076,923 ordinary shares and warrants to purchase 19,230,768 ordinary shares at a price of $2.08 per Unit, for aggregate gross proceeds to us of approximately $100 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 17, 2021 offering were initially exercisable for up to three years from the date of issuance at $2.38 per ordinary share, which exercise price was lowered to $1.60 as a result of the September 20, 2021 offering and the anti-dilution provisions therein, and will be further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.0% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, exercisable at a price of $2.60 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the September 20, 2021 offering, we sold Units consisting of an aggregate of 27,333,300 ordinary shares and warrants to purchase 13,666,650 ordinary shares at a price of $1.20 per Unit, for aggregate gross proceeds to us of approximately $32.8 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the September 20, 2021 offering were initially exercisable for up to three years from the date of issuance at $1.60 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 6.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, exercisable at a price of $1.60 per ordinary share, to purchase 4.0% of the aggregate ordinary shares sold to the Buyers in the offering.

Corporate Information

Our principal executive office is located at B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020. Our website is www.luokung.com. We routinely post important information on our website. The information contained on our website is not a part of this prospectus supplement.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

The Offering

Issuer:	Luokung Technology Corp.

Ordinary shares offered by us:	67,015,024 shares

Ordinary shares to be outstanding after this offering (assuming exercise of all warrants offered by us):	549,513,712 shares

Use of proceeds:	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-19.

Risk factors:	You should read the “Risk Factors” section beginning on page S-17 of this prospectus supplement, the “Risk Factors” section beginning on page 12 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended December 31, 2021 on Form 20-F for a discussion of factors to consider before deciding to purchase our securities.

Market for the shares and warrants:	Our ordinary shares are quoted and traded on the NASDAQ Capital Market under the symbol “LKCO.”

The number of ordinary shares to be outstanding immediately after the completion of this offering is based on the actual number of shares outstanding as of November 10, 2022, which was 492,498,688, and does not include, as of that date:

●	13,666,650 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $1.60 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on September 22, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	21,634,614 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $2.38 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 19, 2021 (such exercise price for warrants held by investors reduced to $1.60 as a result of the offering that closed on September 22, 2021, and further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	849,910 (9,290,541 total warrants minus 8,440,631 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.11 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 16, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	2,565 (5,288,464 total warrants minus 5,285,899 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $0.68 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 9, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering); and

●	22,794,872 ordinary shares issuable upon the conversion of the outstanding shares of our preferred shares.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our annual report on Form 20-F for the fiscal year ended December 31, 2021, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Related to This Offering and our Ordinary Shares

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to any exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering for working capital and general corporate purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the price per ordinary share being offered is higher than the book value per ordinary share, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the offering price of $0.30 per ordinary share, if you purchase the ordinary shares offered in this offering, you will suffer immediate and substantial dilution per share in the net tangible book value of the ordinary shares.

We may experience volatility in our stock price, which may adversely affect the trading price of our ordinary shares.

The market price of our ordinary shares has ranged from a low of $0.15 per share to a high of $1.30 per share during the 52 weeks ending October 28, 2022, and it may continue to experience significant volatility from time to time. Factors that may affect the market price of our ordinary shares include the following:

●	delays or failures in the commercialization of our current or future products and services;

●	quarterly variations in our results of operations or those of our competitors;

●	changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our products or services;

●	announcements by us or our competitors of new products and services, significant contracts, commercial relationships, acquisitions or capital commitments;

●	adverse developments with respect to our intellectual property rights;

●	commencement of litigation involving us or our competitors;

●	any major changes in our board of directors or management;

●	market conditions in our industry; and

●	general economic conditions in the United States and abroad.

Our outstanding warrants and the availability for resale of the underlying shares may adversely affect the trading price of our ordinary shares.

As of November 10, 2022, we had 78,809,896 outstanding derivative securities which, if exercised or converted, could result in the issuance of up to 78,809,896 of our ordinary shares. These derivative securities or any other derivative securities that we may grant or issue in the future could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of such securities can be expected to exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding derivative securities. The issuance of ordinary shares upon the exercise or conversion of outstanding derivative securities will also dilute the ownership interests of our existing security holders.

There is no public market for the warrants to purchase ordinary shares in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of institutional and individual shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Holders of the warrants will have no rights as holders of ordinary shares until they acquire our ordinary shares.

Until you acquire our ordinary shares upon exercise of any of the warrants, you will have no rights with respect to our ordinary shares. Upon exercise of any warrants held, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

Our audited net tangible book value as of December 31, 2021 was approximately $(30.8) million, or approximately $(0.08) per ordinary share. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of ordinary shares k outstanding. After giving effect to the issuance of ordinary shares upon the exercise, in full, of the Warrants with a current exercise price of $0.41 per share, and before deducting estimated offering expenses payable by us, we would have had a net tangible book value as of December 31, 2021 of $(0.21), or $(0.0005) per ordinary share. This represents an immediate increase in the net tangible book value of $(0.0805) per share to our existing stockholders and an immediate dilution in net tangible book value of $0.4095per share to purchasers of our ordinary shares in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.41
Net tangible book value per share as of December 31, 2021	$(0.08)
Increase in adjusted net tangible book value per share attributed to the investors purchasing shares issued in this offering	(0.0805)
Net tangible book value per share after giving effect to this offering		(0.0005)
Dilution to net tangible book value per share to new investors purchasing shares in this offering		$0.4095

To the extent that our outstanding options, warrants or subscription investment units are exercised, investors in this offering may suffer additional dilution.

The total number of ordinary shares reflected in the discussion and table above is based on 385,542,224 ordinary shares outstanding as of December 31, 2021, and excludes, as of such date:

●	13,666,650 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $1.60 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on September 22, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	21,634,614 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $2.38 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 19, 2021 (such exercise price for warrants held by investors reduced to $1.60 as a result of the offering that closed on September 22, 2021, and further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	849,910 (9,290,541 total warrants minus 8,440,631 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.11 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 16, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	2,565 (5,288,464 total warrants minus 5,285,899 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $0.68 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 9, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering); and

●	22,794,872 ordinary shares issuable upon the conversion of the outstanding shares of our preferred shares.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares, and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

●	on an actual basis;

●

on an as adjusted basis through November 10, 2022 giving effect to (i) the issuance of 6,000,000 ordinary shares related to the acquisition of Beijing Hongda Jiutong Technology Development Co., Ltd, a big data service provider for intelligent transportation and connected vehicles in China, (ii) direct offering of 26,666,667, (iii) 34,289,797 of share-based payments, (iv) 40,000,000 of ESOP plan for 2022 and 2023; and

●	on an as further adjusted basis to reflect this offering.

The pro forma information below should be read in conjunction with our financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual	As Adjusted	As Further Adjusted
Long-term debt	$9,632,351	$9,632,351	$9,632,351
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted)	10,000	10,000	10,000
Ordinary Shares ($0.01 par value; 500,000,000 shares authorized; 385,542,224 shares issued and outstanding actual, 401,042,224 shares issued and outstanding as adjusted, 427,708,891 shares issued and outstanding as further adjusted)	3,855,422	4,924,987	5,495,137
Series A Preferred Shares ($0.01 par value; 21,794,872 shares authorized, 21,794,872 shares issued and outstanding, actual, as adjusted and as further adjusted)	217,949	217,949	217,949
Series B Preferred Shares ($0.01 par value; 1,500,310 shares authorized, 1,500,310 shares issued, actual, as adjusted and as further adjusted)	-	-	-
Additional Paid-in Capital	326,309,353	326,309,353	333,282,686
Accumulated deficit	(182,710,276)	(182,710,276)	(182,710,276)
Accumulated Other Comprehensive Loss	(1,592,762)	(1,592,762)	(1,592,762)
Total Luokung Technology Corp. shareholders’ equity	146,089,686	147,159,251	154,702,734
Total Equity	153,848,002	154,917,567	162,461,050
Total Capitalization	$153,848,002	$154,917,567	$162,461,050

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering (i) an aggregate of 57,015,024 ordinary shares issuable upon exercise of the Warrants and (ii) 10,000,000 ordinary shares eligible for resale by a selling shareholder.

Ordinary Shares

A description of the ordinary shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital - Ordinary Shares,” starting on page 38 of the accompanying prospectus. As of November 10, 2022, we had 492,498,688 outstanding ordinary shares.

PLAN OF DISTRIBUTION

This prospectus relates to our ordinary shares issuable upon the exercise of our outstanding Warrants. The Warrants were offered and sold by us pursuant to a prospectus supplement dated July 28, 2022. The ongoing offer for sale by us of our ordinary shares issuable upon exercise of the Warrants is being made pursuant to this prospectus. Ordinary shares issuable upon exercise of the outstanding Warrants will be listed on The NASDAQ Capital Market under the symbol “LKCO.”

All of the Warrants are outstanding, and no additional Warrants will be issued. We will deliver our ordinary shares upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, the holder must deliver to us, or our transfer agent, the information required by the Warrants, along with payment of the exercise price for the shares to be purchased. The ordinary shares will be distributed to Warrant holders who exercise the Warrants and deliver payment of the purchase price, in accordance with the terms of the Warrants.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Conyers Dill & Pearman LLP, Hong Kong. Certain legal matters governed by the laws of New York will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2020, and for the fiscal years ended December 31, 2020 and 2019, incorporated by reference into this prospectus supplement have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2021, and for the fiscal year ended December 31, 2021, incorporated by reference into this prospectus supplement have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being offered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on May 17, 2022;

●	our Reports of Foreign Private Issuer on Form 6-K furnished with the SEC on June 29, 2022, July 7, 2022, and July 26, 2022; and

●	the description of our ordinary shares contained in Exhibit 2.4 of our Annual Report on Form 20-F for the year ended December 31, 2020, filed on May 14, 2021, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Luokung Technology Corp.

Attention: Investor Relations

B9-8, Block B, SOHO Phase II, No. 9

Guanghua Road, Chaoyang District

Beijing People’s Republic of China 100020

(86) 10-65065217

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

[BASE PROSPECTUS TO BE INCLUDED IN FINAL PROSPECTUS SUPPLEMENT FILED PURSUANT TO RULE 424(b)[(5)]]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors And Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we may indemnify our directors, officers, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, officers, liquidators or agents. To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description
4.1	Form of Indenture
4.2	Form of Debt Securities (1)
4.3	Form of Warrant Agreement, if any, including form of Warrant (1)
4.4	Form of Preferred Stock Certificate of Designation (1)
4.5	Form of Subscription Right Agreement (including form of Right Certificate) (1)
4.6	Form of Unit Agreement (including form of Unit Certificate) (1)
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of Moore Stephens CPA Limited
23.3	Consent of MSPC Certified Public Accountants and Advisors, a Professional Corporation
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1 (1)
107	Filing Fee Table

(1)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of ordinary shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the ordinary shares in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the ordinary shares, the undersigned Registrant undertakes that in a primary offering of ordinary shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the ordinary shares to the purchaser, if the ordinary shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such ordinary shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its ordinary shares provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(i) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on this 17th day of November, 2022.

LUOKUNG TECHNOLOGY CORP.

By:	/s/ Xuesong Song
Xuesong Song,
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xuesong Song and Jie Yu and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xuesong Song	Chief Executive Officer, Chairman and Director	November 17, 2022
Xuesong Song	(Principal Executive Officer)

/s/ Jie Yu	Chief Financial Officer	November 17, 2022
Jie Yu	(Principal Financial and Accounting Officer)

/s/ Dongpu Zhang	President and Director	November 17, 2022
Dongpu Zhang

/s/ David Wei Tang	Director	November 17, 2022
David Wei Tang

/s/ Jin Meng Bryan Yap	Director	November 17, 2022
Jin Meng Bryan Yap

/s/ Yang Zhou	Director	November 17, 2022
Yang Zhou